                                  EXHIBIT 99

                                                     EXECUTION COPY


               J. P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.,

                                  Depositor

                                     and

               BANC ONE MANAGEMENT AND CONSULTING CORPORATION,

                     Master Servicer and Special Servicer

                                     and

                     STATE STREET BANK AND TRUST COMPANY,

                        Trustee and Extension Advisor

                       ________________________________

                       POOLING AND SERVICING AGREEMENT

                           Dated as of June 1, 1996

                       ________________________________

                                 $400,935,989

                      MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 1996-C3


                                      1
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                              TABLE OF CONTENTS
                             -----------------

                                                                         Page
                                                                         ----

                                  ARTICLE I

                                 DEFINITIONS

     SECTION 1.01  Defined Terms  . . . . . . . . . . . . . . . . . . . .   3
          Accepted Servicing Practices  . . . . . . . . . . . . . . . . .   3
          Accepted Special Servicing Practices  . . . . . . . . . . . . .   3
          Acquisition Date  . . . . . . . . . . . . . . . . . . . . . . .   4
          Adjusted Available Distribution Amount  . . . . . . . . . . . .   4
          Adjusted Collateral Value . . . . . . . . . . . . . . . . . . .   4
          Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
          Advance Rate  . . . . . . . . . . . . . . . . . . . . . . . . .   5
          Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
          Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
          Asset Strategy Report . . . . . . . . . . . . . . . . . . . . .   5
          Assignment of Leases and Rents  . . . . . . . . . . . . . . . .   5
          Assignment of Mortgage  . . . . . . . . . . . . . . . . . . . .   5
          Assumed Final Distribution Date . . . . . . . . . . . . . . . .   5
          Available Distribution Amount . . . . . . . . . . . . . . . . .   5
          Balloon Mortgage Loan . . . . . . . . . . . . . . . . . . . . .   6
          Balloon Payment . . . . . . . . . . . . . . . . . . . . . . . .   6
          Bankruptcy Code . . . . . . . . . . . . . . . . . . . . . . . .   6
          Book-Entry Certificate  . . . . . . . . . . . . . . . . . . . .   6
          Business Day  . . . . . . . . . . . . . . . . . . . . . . . . .   6
          Certificate . . . . . . . . . . . . . . . . . . . . . . . . . .   6
          Certificate Account . . . . . . . . . . . . . . . . . . . . . .   6
          Certificate Balance . . . . . . . . . . . . . . . . . . . . . .   6
          Certificateholder" or "Holder . . . . . . . . . . . . . . . . .   6
          Certificate Owner . . . . . . . . . . . . . . . . . . . . . . .   7
          Certificate Register" and "Certificate Registrar  . . . . . . .   7
          Class . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
          Class A1 Certificate  . . . . . . . . . . . . . . . . . . . . .   7
          Class A1X Certificate . . . . . . . . . . . . . . . . . . . . .   7
          Class A2 Certificate  . . . . . . . . . . . . . . . . . . . . .   7
          Class A2X Certificate . . . . . . . . . . . . . . . . . . . . .   7
          Class B Certificate . . . . . . . . . . . . . . . . . . . . . .   7
          Class BCX Certificate . . . . . . . . . . . . . . . . . . . . .   7
          Class BCX component B . . . . . . . . . . . . . . . . . . . . .   7

          Class BCX component C . . . . . . . . . . . . . . . . . . . . .   7
          Class Balance . . . . . . . . . . . . . . . . . . . . . . . . .   8
          Class C Certificate . . . . . . . . . . . . . . . . . . . . . .   8
          Class D Certificate . . . . . . . . . . . . . . . . . . . . . .   8
          Class E Certificate . . . . . . . . . . . . . . . . . . . . . .   8
          Class F Certificate . . . . . . . . . . . . . . . . . . . . . .   8
          Class G Certificate . . . . . . . . . . . . . . . . . . . . . .   8
          Class NR Certificate  . . . . . . . . . . . . . . . . . . . . .   8
          Class R-I Certificate . . . . . . . . . . . . . . . . . . . . .   8
          Class R-II Certificate  . . . . . . . . . . . . . . . . . . . .   8
          Class R-III Certificate . . . . . . . . . . . . . . . . . . . .   8
          Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
          Collateral Value Adjustment . . . . . . . . . . . . . . . . . .   8
          Collateral Value Adjustment Event . . . . . . . . . . . . . . .   9
          Collateral Value Adjustment Interest Amount . . . . . . . . . .   9
          Collateral Value Adjustment Interest Recovery Amount  . . . . .   9
          Collateral Value Adjustment Recovery Amount . . . . . . . . . .   9
          Collection Period . . . . . . . . . . . . . . . . . . . . . . .   9
          Condemnation Proceeds . . . . . . . . . . . . . . . . . . . . .  10
          Corporate Trust Office  . . . . . . . . . . . . . . . . . . . .  10
          Crown Hotel Notes . . . . . . . . . . . . . . . . . . . . . . .  10
          Crown Hotel Properties  . . . . . . . . . . . . . . . . . . . .  10
          Crown Participation . . . . . . . . . . . . . . . . . . . . . .  10
          Crown Participation Agreement . . . . . . . . . . . . . . . . .  10
          Custodian . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          Cut-off Date  . . . . . . . . . . . . . . . . . . . . . . . . .  10
          Cut-off Date Balance  . . . . . . . . . . . . . . . . . . . . .  11
          Defaulted Mortgage Loan . . . . . . . . . . . . . . . . . . . .  11
          Deficient Valuation . . . . . . . . . . . . . . . . . . . . . .  11
          Definitive Certificate  . . . . . . . . . . . . . . . . . . . .  11
          Delivery Date . . . . . . . . . . . . . . . . . . . . . . . . .  11
          Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          Depository  . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          Depository Participant  . . . . . . . . . . . . . . . . . . . .  11
          Determination Date  . . . . . . . . . . . . . . . . . . . . . .  11
          Directing Certificateholder . . . . . . . . . . . . . . . . . .  11
          Directly Operate  . . . . . . . . . . . . . . . . . . . . . . .  12
          Disqualified Organization . . . . . . . . . . . . . . . . . . .  12
          Distribution Date . . . . . . . . . . . . . . . . . . . . . . .  12
          Due Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          Eligible Account  . . . . . . . . . . . . . . . . . . . . . . .  12
          Environmental Laws  . . . . . . . . . . . . . . . . . . . . . .  13

                                      2
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          Event of Default  . . . . . . . . . . . . . . . . . . . . . . .  14
          Excess Condemnation Proceeds  . . . . . . . . . . . . . . . . .  14
          Excess Insurance Proceeds . . . . . . . . . . . . . . . . . . .  14
          Extension Advisor . . . . . . . . . . . . . . . . . . . . . . .  14
          FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          Final Recovery Determination  . . . . . . . . . . . . . . . . .  14
          GMACCM  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          GMACCM Mortgage Loans . . . . . . . . . . . . . . . . . . . . .  15
          Hazardous Materials . . . . . . . . . . . . . . . . . . . . . .  15
          Independent . . . . . . . . . . . . . . . . . . . . . . . . . .  15
          Insurance Policy  . . . . . . . . . . . . . . . . . . . . . . .  15
          Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . .  15
          Interest Accrual Amount . . . . . . . . . . . . . . . . . . . .  15
          Interest Distribution Amount  . . . . . . . . . . . . . . . . .  15
          Interested Person . . . . . . . . . . . . . . . . . . . . . . .  16
          Liquidation Event . . . . . . . . . . . . . . . . . . . . . . .  16
          Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . .  16
          Loan Sale Agreement . . . . . . . . . . . . . . . . . . . . . .  16
          Loss Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . .  16
          Master Remittance Date  . . . . . . . . . . . . . . . . . . . .  16
          Master Servicer . . . . . . . . . . . . . . . . . . . . . . . .  16
          Maturity Date . . . . . . . . . . . . . . . . . . . . . . . . .  17
          MGT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
          Modification  . . . . . . . . . . . . . . . . . . . . . . . . .  17
          Monitoring Certificateholder  . . . . . . . . . . . . . . . . .  17
          Monitoring Class  . . . . . . . . . . . . . . . . . . . . . . .  17
          Monthly Payment . . . . . . . . . . . . . . . . . . . . . . . .  17
          Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
          Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . .  17
          Mortgage Loan Documents . . . . . . . . . . . . . . . . . . . .  17
          Mortgage Loan File  . . . . . . . . . . . . . . . . . . . . . .  18
          Mortgage Loan Purchase Agreement  . . . . . . . . . . . . . . .  18
          Mortgage Loan Schedule  . . . . . . . . . . . . . . . . . . . .  18
          Mortgage Note . . . . . . . . . . . . . . . . . . . . . . . . .  18
          Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . .  18
          Mortgaged Property  . . . . . . . . . . . . . . . . . . . . . .  18
          Mortgagor . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
          Most Subordinate Class of Certificates  . . . . . . . . . . . .  18
          Net Prepayment Premium  . . . . . . . . . . . . . . . . . . . .  18
          Nonrecoverable Advance  . . . . . . . . . . . . . . . . . . . .  19
          Nonrecoverable Advance Certificate  . . . . . . . . . . . . . .  19
          Non-United States Person  . . . . . . . . . . . . . . . . . . .  19

                                      3
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          Notional Amount . . . . . . . . . . . . . . . . . . . . . . . .  19
          Officers' Certificate . . . . . . . . . . . . . . . . . . . . .  19
          Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . .  19
          Original Class Balance  . . . . . . . . . . . . . . . . . . . .  19
          Originator  . . . . . . . . . . . . . . . . . . . . . . . . . .  19
          Ownership Interest  . . . . . . . . . . . . . . . . . . . . . .  20
          P&I Advance . . . . . . . . . . . . . . . . . . . . . . . . . .  20
          Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . .  20
          Percentage Interest . . . . . . . . . . . . . . . . . . . . . .  20
          Permitted Investments . . . . . . . . . . . . . . . . . . . . .  20
          Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
          Prepayment Assumption . . . . . . . . . . . . . . . . . . . . .  21
          Prepayment Interest Excess  . . . . . . . . . . . . . . . . . .  21
          Prepayment Interest Shortfall . . . . . . . . . . . . . . . . .  21
          Prepayment Premium  . . . . . . . . . . . . . . . . . . . . . .  22
          Primary Remittance Date . . . . . . . . . . . . . . . . . . . .  22
          Primary Servicer  . . . . . . . . . . . . . . . . . . . . . . .  22
          Prime Rate  . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          Principal Distribution Amount . . . . . . . . . . . . . . . . .  22
          Principal Prepayment  . . . . . . . . . . . . . . . . . . . . .  22
          Property Improvement Expenses . . . . . . . . . . . . . . . . .  23
          Property Protection Expenses  . . . . . . . . . . . . . . . . .  23
          Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . .  24
          Qualified Insurer . . . . . . . . . . . . . . . . . . . . . . .  24
          Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . .  24
          Realized Loss . . . . . . . . . . . . . . . . . . . . . . . . .  24
          Record Date . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          REMIC I . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          REMIC I Uncertificated Interests  . . . . . . . . . . . . . . .  25
          REMIC II  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          REMIC II Uncertificated Interests . . . . . . . . . . . . . . .  25
          REMIC III . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
          REMIC Provisions  . . . . . . . . . . . . . . . . . . . . . . .  26
          Remittance Period . . . . . . . . . . . . . . . . . . . . . . .  26
          Remittance Rate . . . . . . . . . . . . . . . . . . . . . . . .  26
          Rents from Real Property  . . . . . . . . . . . . . . . . . . .  26
          REO Account . . . . . . . . . . . . . . . . . . . . . . . . . .  26
          REO Acquisition . . . . . . . . . . . . . . . . . . . . . . . .  26
          REO Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . .  26
          REO Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . .  26
          REO Property  . . . . . . . . . . . . . . . . . . . . . . . . .  27

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
          REO Status Report . . . . . . . . . . . . . . . . . . . . . . .  27
          Required Rating . . . . . . . . . . . . . . . . . . . . . . . .  27
          Residual Certificate  . . . . . . . . . . . . . . . . . . . . .  27
          Responsible Officer . . . . . . . . . . . . . . . . . . . . . .  27
          Security Agreement  . . . . . . . . . . . . . . . . . . . . . .  27
          Senior Certificates . . . . . . . . . . . . . . . . . . . . . .  27
          Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          Servicing Advance . . . . . . . . . . . . . . . . . . . . . . .  27
          Servicing Agreement . . . . . . . . . . . . . . . . . . . . . .  28
          Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . .  28
          Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . .  28
          Servicing Officer . . . . . . . . . . . . . . . . . . . . . . .  28
          Servicing Transfer Date . . . . . . . . . . . . . . . . . . . .  28
          Servicing Transfer Event  . . . . . . . . . . . . . . . . . . .  28
          Single Certificate  . . . . . . . . . . . . . . . . . . . . . .  29
          Specially Serviced Mortgage Loan  . . . . . . . . . . . . . . .  29
          Specially Serviced Mortgage Loan Status Report  . . . . . . . .  29
          Special Servicer  . . . . . . . . . . . . . . . . . . . . . . .  29
          Startup Day . . . . . . . . . . . . . . . . . . . . . . . . . .  29
          State Tax Laws  . . . . . . . . . . . . . . . . . . . . . . . .  29
          Stated Principal Balance  . . . . . . . . . . . . . . . . . . .  29
          Tax Matters Person  . . . . . . . . . . . . . . . . . . . . . .  30
          Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . .  30
          Transfer Date . . . . . . . . . . . . . . . . . . . . . . . . .  30
          Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . .  30
          Trust Master Collection Account . . . . . . . . . . . . . . . .  30
          Trust Primary Collection Account  . . . . . . . . . . . . . . .  30
          Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
          UCC Financing Statement . . . . . . . . . . . . . . . . . . . .  31
          Uncertificated Interest I . . . . . . . . . . . . . . . . . . .  31
          Uncertificated Interest II  . . . . . . . . . . . . . . . . . .  31
          Uncertificated Interest III . . . . . . . . . . . . . . . . . .  31
          Uncertificated Interest IV  . . . . . . . . . . . . . . . . . .  31
          Uncertificated Interest V . . . . . . . . . . . . . . . . . . .  31
          Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . .  31
          United States Person  . . . . . . . . . . . . . . . . . . . . .  31
          Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . .  31
          Weighted Average Remittance Rate  . . . . . . . . . . . . . . .  32
     SECTION 1.02  Calculations . . . . . . . . . . . . . . . . . . . . .  32
     SECTION 1.03  Rules of Construction  . . . . . . . . . . . . . . . .  32

                                  ARTICLE II

                        CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF CERTIFICATES

     SECTION 2.01  Conveyance of Mortgage Loans . . . . . . . . . . . . .  33
     SECTION 2.02  Acceptance by Trustee  . . . . . . . . . . . . . . . .  35
     SECTION 2.03  Representations and Warranties of the Depositor, the
                    Master Servicer and the Special Servicer;
                    Assignment of Rights  . . . . . . . . .  . . . . . .   36
     SECTION 2.04  Repurchase of Mortgage Loans for Breaches of
                    Representation and Warranty . . . . . . . . . . . . .  39
     SECTION 2.05  Execution of Certificates  . . . . . . . . . . . . . .  40

                                 ARTICLE III

                                  SERVICING

     SECTION 3.01  Servicing Agreements . . . . . . . . . . . . . . . . .  41
     SECTION 3.02  Conflict with Servicing Agreement  . . . . . . . . . .  41
     SECTION 3.03  REMIC Administration . . . . . . . . . . . . . . . . .  41

                                  ARTICLE IV

                             THE MASTER SERVICER

     SECTION 4.01  The Master Servicer  . . . . . . . . . . . . . . . . .  46
     SECTION 4.02  Mortgage Loan Schedule . . . . . . . . . . . . . . . .  46
     SECTION 4.03  Adjustment of Master Servicer's Compensation . . . . .  46
     SECTION 4.04  Payment of Rating Agency Fees  . . . . . . . . . . . .  46
     SECTION 4.05  Implementation of Operations and Maintenance Plans.. .  47
     SECTION 4.06  Experts  . . . . . . . . . . . . . . . . . . . . . . .  47
     SECTION 4.07  Dissemination of Information . . . . . . . . . . . . .  47

                                  ARTICLE V

                     OBLIGATIONS OF THE SPECIAL SERVICER

     SECTION 5.01  The Special Servicer . . . . . . . . . . . . . . . . .  48
     SECTION 5.02  Transfer to Special Servicing  . . . . . . . . . . . .  48
     SECTION 5.03  Servicing of Specially Serviced Mortgage Loans . . . .  48
     SECTION 5.04  Management of REO Property.  . . . . . . . . . . . . .  52
     SECTION 5.05  Sale of REO Property and Specially Serviced Mortgage
                     Loans . . . . . . . . . . . . . . . . . . . . . .  .  53

     SECTION 5.06  REO Account; Collection of REO Proceeds  . . . . . . .  54
     SECTION 5.07  Remittances to Primary Servicer  . . . . . . . . . . .  55
     SECTION 5.08  Remittances to Master Servicer . . . . . . . . . . . .  55
     SECTION 5.09  Specially Serviced Mortgage Loan Status Reports, REO
                     Status Reports and Other Reports. . . . . . . . .. .  56
     SECTION 5.10  Special Servicer Advances  . . . . . . . . . . . . . .  57
     SECTION 5.11  Environmental Considerations.  . . . . . . . . . . . .  58
     SECTION 5.12  Restoration of Specially Serviced Mortgage Loans . . .  61
     SECTION 5.13  Special Servicer Compensation. . . . . . . . . . . . .  61
     SECTION 5.14  (RESERVED) . . . . . . . . . . . . . . . . . . . . . .  62
     SECTION 5.15  Extension Advisor  . . . . . . . . . . . . . . . . . .  62

                                  ARTICLE VI

                        PAYMENTS TO CERTIFICATEHOLDERS

     SECTION 6.01  Certificate Account; Remittances to the Trustee  . . .  65
     SECTION 6.02  Distributions  . . . . . . . . . . . . . . . . . . . .  65
     SECTION 6.03  Statements to Certificateholders . . . . . . . . . . .  68
     SECTION 6.04  Distribution of Reports to the Trustee and the
                     Depositor; Advances by the Master Servicer . . . . .  70
     SECTION 6.05  Allocations of Realized Losses and Collateral Value
                     Adjustments . . . . . . . . . . . . . . . . . . . .   71

                                 ARTICLE VII

                               THE CERTIFICATES

     SECTION 7.01  The Certificates . . . . . . . . . . . . . . . . . . .  72
     SECTION 7.02  Registration of Transfer and Exchange of
                     Certificates  .  . . . . . . . . . . . . . . . . . .  73
     SECTION 7.03  Mutilated, Destroyed, Lost or Stolen Certificates  . .  76
     SECTION 7.04  Persons Deemed Owners  . . . . . . . . . . . . . . . .  77

                                 ARTICLE VIII

                                THE DEPOSITOR

     SECTION 8.01  Liability of the Depositor . . . . . . . . . . . . . .  78
     SECTION 8.02  Merger, Consolidation or Conversion of the
                     Depositor . . . . . . . . . . . . . . . . . . . . .   78
     SECTION 8.03  Limitation on Liability of the Depositor and
                     Others  . . . . . . . . . . . . . . . . . . . . . .   78

                                  ARTICLE IX

                                   DEFAULT

     SECTION 9.01  Events of Default  . . . . . . . . . . . . . . . . . .  79
     SECTION 9.02  Trustee to Act; Appointment of Successor . . . . . . .  80
     SECTION 9.03  Notification to Certificateholders . . . . . . . . . .  81
     SECTION 9.04  Waiver of Events of Default  . . . . . . . . . . . . .  81
     SECTION 9.05  Additional Remedies of Trustee Upon Event of
                     Default . . . . . . . . . . . . . . . . . . . . . .   81

                                  ARTICLE X

                            CONCERNING THE TRUSTEE

     SECTION 10.01  Duties of Trustee . . . . . . . . . . . . . . . . . .  82
     SECTION 10.02  Monitoring Certificateholders and Directing
                     Certificateholder  . . . . . . . . . . . . . . . . .  83
     SECTION 10.03  Powers of Attorney  . . . . . . . . . . . . . . . . .  84
     SECTION 10.04  Certification by Certificate Owners . . . . . . . . .  84
     SECTION 10.05  Certain Matters Affecting the Trustee . . . . . . . .  85
     SECTION 10.06  Trustee Not Liable for Certificates or Mortgage
                      Loans.  . . . . . . . . . . . . . . . . . . . . . .  86
     SECTION 10.07  Trustee May Own Certificates  . . . . . . . . . . . .  87
     SECTION 10.08  Fees and Expenses of Trustee; Indemnification of
                      Trustee . . . . . . . . . . . . . . . . . . . . . .  87
     SECTION 10.09  Eligibility Requirements for Trustee  . . . . . . . .  88
     SECTION 10.10  Resignation and Removal of the Trustee  . . . . . . .  89
     SECTION 10.11  Successor Trustee . . . . . . . . . . . . . . . . . .  89
     SECTION 10.12  Merger or Consolidation of Trustee  . . . . . . . . .  90
     SECTION 10.13  Appointment of Co-Trustee or Separate Trustee . . . .  90
     SECTION 10.14  Appointment of Custodians . . . . . . . . . . . . . .  91
     SECTION 10.15  Representations and Warranties of the Trustee . . . .  92
     SECTION 10.16  Massachusetts Filings.  . . . . . . . . . . . . . . .  93


                                  ARTICLE XI

                                 TERMINATION

     SECTION 11.01  Termination Upon Repurchase or Liquidation of All
                     Mortgage Loans . . . . . . . . . . . . . . . . . . .  94

                                 ARTICLE XII

                           MISCELLANEOUS PROVISIONS

     SECTION 12.01  Amendment . . . . . . . . . . . . . . . . . . . . . .  96
     SECTION 12.02  Recordation of Agreement; Counterparts  . . . . . . .  97
     SECTION 12.03  Limitation on Rights of Certificateholders  . . . . .  98
     SECTION 12.04  Governing Law . . . . . . . . . . . . . . . . . . . .  99
     SECTION 12.05  Notices . . . . . . . . . . . . . . . . . . . . . . .  99
     SECTION 12.06  Severability of Provisions  . . . . . . . . . . . . . 100
     SECTION 12.07  Grant of a Security Interest  . . . . . . . . . . . . 100
     SECTION 12.08  Successors and Assigns  . . . . . . . . . . . . . . . 100
     SECTION 12.09  Article and Section Headings  . . . . . . . . . . . . 101
     SECTION 12.10  Notices and Information to Rating Agencies  . . . . . 101
     SECTION 12.11  Certificateholders List . . . . . . . . . . . . . . . 102


                                   EXHIBITS

Exhibit A    Form of Certificate
Exhibit B    Form of Asset Strategy Report
Exhibit C    Form of Transferor Certificate
Exhibit D    Form of Rule 144A Transferee Certificate
Exhibit E    Form of Non-Rule 144A Transferee Certificate
Exhibit F    Form of Residual Transfer Documents
Exhibit G    Mortgage Loan Schedule
Exhibit H    Schedule of Servicing Agreements
Exhibit I    Loan Sale Agreement
Exhibit J    Form of Acknowledgment
Exhibit K    Form of Report to Certificateholders

          This Pooling and Servicing Agreement, dated and effective as of June 1, 1996, among J.P. Morgan Commercial Mortgage Finance Corp, a Delaware corporation, as Depositor, Banc One Management and Consulting Corporation, an Ohio corporation, as Master Servicer and Special Servicer, and State Street Bank and Trust Company, a Massachusetts banking corporation, as Trustee and Extension Advisor.

                            PRELIMINARY STATEMENT:

          The Depositor intends to sell mortgage pass-through certificates, to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined below). The Mortgage Loans will be serviced pursuant to the terms hereof and the terms of the Servicing Agreements referenced below. The Depositor hereby assigns to the Trustee, acting on behalf of the Certificateholders, its interests and rights as the Related Owner of the Mortgage Loans under the related Servicing Agreements. As provided herein, the Trustee will elect that the segregated pool of assets subject to this Agreement (including, without limitation, the Mortgage Loans) be treated for federal income tax purposes as a real estate mortgage investment conduit (a "REMIC") and such segregated pool of assets will be designated as "REMIC I." One hundred and four partial undivided beneficial ownership interests in each of the Mortgage Loans (the "REMIC I Uncertificated Classes"), will be designated as the "regular interests" in REMIC I and the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, for purposes of the REMIC Provisions (as defined herein) under federal income tax law. A segregated pool of assets consisting of the REMIC I Uncertificated Classes will be designated as "REMIC II" and the Trustee will make a separate REMIC election with respect thereto. Five partial undivided beneficial ownership interests in REMIC II (the "REMIC II Uncertificated Classes") will be designated as the "regular interests" in REMIC II and the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, for purposes of the REMIC Provisions under federal income tax laws. A segregated pool of assets consisting of the REMIC II Uncertificated Classes will be designated as "REMIC III" and the Trustee will make a separate REMIC election with respect thereto. The Class A1, Class A1X, Class A2, Class A2X, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates and the Class BCX component B and Class BCX component C will be designated as the "regular interests" in REMIC III, and the Class R-III Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions under federal income tax law.

          The following table sets forth the designation, Pass-Through Rate and Original Class Balance for each Class of Certificates comprising the interests in the Trust Fund created hereunder.

        Class                                            Original
     Designation              Pass-Through Rate        Class Balance
     ---------------------------------------------------------------

     Class A1                 7.33%                    $160,000,000.00
     Class A1X                (1)(2)                              0.00
     Class A2                 7.33%                     112,636,000.00
     Class A2X                (1)(3)                              0.00
     Class B                  (4)                        24,056,000.00
     Class BCX                (6)                                 0.00
     Class C                  (5)                        26,060,000.00
     Class D                    %                        14,032,000.00
     Class E                  (7)                         8,018,000.00
     Class F                  (7)                        26,060,000.00
     Class G                  (7)                        18,042,000.00
     Class NR                 (7)                        12,031,989.00
     Class R-I                 NA                              NA
     Class R-II                NA                              NA
     Class R-III               NA                              NA


- ----------------
(1) Calculated based on the related Notional Amount.

(2) Calculated at the weighted average Remittance Rate on such Distribution Date minus the Pass-Through Rate on the Class A1 Certificates.

(3) Calculated at the weighted average Remittance Rate on such Distribution Date minus the Pass-Through Rate on the Class A2 Certificates.

(4) Calculated at the weighted average Remittance Rate on such Distribution Date minus the Pass-Through Rate on the Class BCX Component B.

(5) Calculated at the weighted average Remittance Rate on such Distribution Date minus the Pass-Through Rate on the Class BCX Component C.

(6) Calculated based on the Pass-Through Rates of its two Components.

(7) Calculated at the weighted average Remittance Rate on such Distribution
    Date.

          As of close of business on the Cut-off Date, the Mortgage Loans had an aggregate Cut-off Date Balance equal to $400,935,989.46.

          In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer and the Trustee agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

          SECTION 1.01   Defined Terms.

          Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the applicable Servicing Agreements (as defined below).

          "Accepted Servicing Practices": The procedures that the Master Servicer follows in the servicing and administration of mortgage loans, consistent with the higher of (i) the standard of care, skill, prudence and diligence with which the Master Servicer services and administers, mortgage loans that are held for other portfolios and are similar to the Mortgage Loans and (ii) the standard of care, skill, prudence and diligence which the Master Servicer services and administers mortgage loans that are held for its own portfolio and are similar to the Mortgage Loans, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers but without regard to:

          (i) any relationship that the Master Servicer or any Affiliate of the Master Servicer may have with any Mortgagor or any Affiliate of any Mortgagor;

          (ii) the Master Servicer's obligations to make Advances with respect to the Mortgage Loans;

          (iii) the adequacy of the Master Servicer's compensation for its services hereunder or with respect to any particular transaction;

          (iv) the ownership, servicing or management for others by the Master Servicer of any other mortgage loans or property; or

          (v) the ownership by the Master Servicer of any Certificates or other securities issued in connection with any Securitization.

          To the extent consistent with the foregoing and subject to the express limitations set forth in this Agreement, the procedures followed by the Master Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Loans.

          "Accepted Special Servicing Practices": The procedures that the Master Servicer and the Special Servicer follow in the servicing, administration and disposition of distressed mortgage loans and related real property, consistent with the higher of (i) the standard of care, skill, prudence and diligence with which the Master Servicer and the Special Servicer service, administer and dispose of, distressed mortgage loans and related property that are held for other portfolios and are similar to the Mortgage Loans, Mortgaged Property and REO Property and (ii) the standard of care, skill, prudence and diligence with which the Master Servicer and the Special Servicer service, administer and dispose of, distressed mortgage loans and related property that is held for its own portfolio and are similar to the Mortgage Loans, Mortgaged Property and REO Property, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers, so as to maximize the net present value of recoveries on the Mortgage Loans, but without regard to:

       (i) any relationship that the Master Servicer or Special Servicer or any Affiliate of the Master Servicer or Special Servicer may have with any Mortgagor or any Affiliate of any Mortgagor;

      (ii) the Master Servicer's or Special Servicer's obligations to make Advances with respect to the Mortgage Loans;

     (iii) the adequacy of the Master Servicer's or Special Servicer's compensation for its services hereunder or with respect to any particular transaction;

      (iv) the ownership, servicing or management for others by the Master Servicer or Special Servicer of any other mortgage loans or property; or

       (v) the ownership by the Master Servicer or Special Servicer of any Certificates or other securities issued in connection with any Securitization.

          "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulation Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

          "Adjusted Available Distribution Amount":   With respect to any
Distribution Date, the Available Distribution Amount net of any interest accrued on any Collateral Value Adjustment subsequently recovered and any Net Prepayment Premiums.

          "Adjusted Collateral Value": With respect to any Distribution Date, the excess of the Stated Principal Balance of any Mortgage Loan over the related Collateral Value Adjustment.

          "Advance":  A P&I Advance or Servicing Advance.

          "Advance Rate": An annual rate equal to the Prime Rate in effect from time to time.

          "Affiliate": With respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

          "Asset Strategy Report": The report prepared pursuant to Section 5.03(c).

          "Assignment of Leases and Rents": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

          "Assignment of Mortgage": An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to effect the transfer of the Mortgage to the Trust Fund, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

          "Assumed Final Distribution Date": April 25, 2028, which is the second anniversary of the date at which the Stated Principal Balance of all the Mortgage Loans has been reduced to zero, assuming no prepayments and that the Balloon Mortgage Loans fully amortize according to their amortization schedule and no Balloon Payment is made.

          "Available Distribution Amount": With respect to any Distribution Date, the amount on deposit in the Certificate Account as of the close of business on the related Master Remittance Date immediately preceding such Distribution Date, after giving effect to expenses of the Trust Fund pursuant to this Agreement.

          "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification provides for an amortization schedule extending beyond its Maturity Date.

          "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the amount outstanding on the Maturity Date of such Mortgage Loan in excess of the related Monthly Payment.

          "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

          "BOMCC":  Banc One Management and Consulting Corporation.

          "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

          "Business Day": Any day other than a Saturday, a Sunday or a day on which banking and savings and loan institutions in the states of Massachusetts, New York or Texas are authorized or obligated by law or executive order to remain closed.

          "Certificate": Any Class A1, Class A1X, Class A2, Class A2X, Class B, Class BCX, Class C, Class D, Class E, Class F, Class G, Class NR, Class R-I, Class R-II or Class R-III Certificate.

          "Certificate Account": The segregated trust account or accounts created and maintained by the Trustee pursuant to Section 6.01 in trust for Certificateholders, which shall be entitled "State Street Bank and Trust Company, as Trustee, in trust for registered holders of J.P. Morgan Commercial Mortgage Finance Corp., Mortgage Pass-Through Certificates, Series 1996-C3."

          "Certificate Balance": With respect to any Class A1, Class A2, Class B, Class C, Class D, Class E, Class F, Class G or Class NR Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Balance of the Class of Certificates to which such Certificate belongs. The Class A1X, Class A2X, Class BCX and Residual Certificates do not have a Certificate Balance.

          "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Master Servicer, the Depositor or any Affiliate of either shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, except as otherwise provided in Sections 9.04 and 12.01. The Trustee shall be entitled to request and rely upon a certificate of the Master Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person.

          "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

          "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 7.02.

          "Class": Collectively, all of the Certificates bearing the same capital letter designation.

          "Class A1 Certificate": Any of the Certificates issued hereunder and designated as such.

          "Class A1X Certificate": Any of the Certificates issued hereunder and designated as such.

          "Class A2 Certificate": Any of the Certificates issued hereunder and designated as such.

          "Class A2X Certificate": Any of the Certificates issued hereunder and designated as such.

          "Class B Certificate": Any of the Certificates issued hereunder and designated as such.

          "Class BCX Certificate": Any of the Certificates issued hereunder and designated as such.

          "Class BCX component B": The component of the Class BCX Certificates with a Notional Amount equal to the Class Balance of the Class B Certificates and a Pass-Through Rate equal to 0.255% per annum.

          "Class BCX component C": The component of the Class BCX Certificates with a Notional Amount equal to the Class Balance of the Class C Certificates and a Pass-Through Rate equal to 0.108% per annum.

          "Class Balance": With respect to any Class, the aggregate principal amount of such Class outstanding as of any date of determination equal to the excess of (A) the sum of (i) of the Original Class Balance and
(ii) with respect to the Class outstanding with the lowest priority with respect to the order of payment of interest or principal, the amount of any excess recovered with respect to a Mortgage Loan above the sum of any Collateral Value Adjustment Interest Recovery Amount and the related Adjusted Collateral Value (after giving effect to all other amounts previously collected with respect thereto) over (B) any amounts allocated to such Class in reduction of its Class Balance pursuant to the terms hereof.

          "Class C Certificate": Any of the Certificates issued hereunder and designated as such.

          "Class D Certificate": Any of the Certificates issued hereunder and designated as such.

          "Class E Certificate": Any of the Certificates issued hereunder and designated as such.

          "Class F Certificate": Any of the Certificates issued hereunder and designated as such.

          "Class G Certificate": Any of the Certificates issued hereunder and designated as such.

          "Class NR Certificate": Any of the Certificates issued hereunder and designated as such.

          "Class R-I Certificate": Any of the Certificates issued hereunder and designated as such.

          "Class R-II Certificate": Any of the Certificates issued hereunder and designated as such.

          "Class R-III Certificate": Any of the Certificates issued hereunder and designated as such.

          "Code":  The Internal Revenue Code of 1986, as amended.

          "Collateral Value Adjustment": With respect to a Mortgage Loan as to which a Collateral Value Adjustment Event has occurred, an amount equal to the excess of (a) the Stated Principal Balance of the Mortgage Loan as of the date of the Collateral Value Adjustment Event over (b) the excess of (i) 90% of the current appraised value of the related Mortgaged Property as determined by an Independent MAI appraisal thereof prepared in accordance with 12 CFR Section225.62 over (ii) the sum of (A) to the extent not previously advanced by a Servicer, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Advance Rate, (C) any unpaid Servicing Fees and Trustee Fees and (D) all currently due and delinquent real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of such Mortgaged Property (net of any amount escrowed or otherwise available for payment of any amounts due on the related Mortgage Loans with respect to such Mortgage Loan or REO Property). Upon the occurrence of any event giving rise to a subsequent Collateral Value Adjustment (including the delinquency referred to in the immediately preceding sentence) more than twelve months after an appraisal was obtained with respect to a previous Collateral Value Adjustment or if the Servicers have made P&I Advances for twelve consecutive months following a Collateral Value Adjustment, the Special Servicer will order a new appraisal as described above, within 30 days of the occurrence of any such event giving rise to a subsequent Collateral Value Adjustment and will adjust the amount of the Collateral Value Adjustment in accordance therewith.

          "Collateral Value Adjustment Event": With respect to any Mortgage Loan the date within 30 days after (i) 90 days after the date on which an uncured delinquency occurs in respect of such Mortgage Loan, (ii) 60 days after the date on which a receiver is appointed (if such appointment remains in effect during such 60-day period) in respect of the related Mortgaged Property, (iii) the date on which the related Mortgaged Property becomes an REO Property or (iv) the date on which the payment rate, Mortgage Rate, principal balance, amortization terms or Maturity Date of such Mortgage Loan has been changed or otherwise materially modified pursuant to and in accordance with the terms hereof.

          "Collateral Value Adjustment Interest Amount": With respect to any Class and any Distribution Date, interest at the applicable Pass-Through Rate which would have been payable on such Class but for the allocation of a Collateral Value Adjustment thereto.

          "Collateral Value Adjustment Interest Recovery Amount": With respect to any Distribution Date, the lesser of (a) the aggregate unpaid Collateral Value Adjustment Interest Amount for all classes and (b) the Collateral Value Adjustment Recovery Amount.

          "Collateral Value Adjustment Recovery Amount": With respect to any Distribution Date and each Mortgage Loan as to which a Liquidation Event has occurred and which was previously subject to a Collateral Value Adjustment, the excess of all net Liquidation Proceeds recovered in connection therewith over the related Adjusted Collateral Value.

          "Collection Period": With respect to any Distribution Date, the period beginning on the second day of the month preceding the month of such Distribution Date (or, in the case of the initial Distribution Date, the Cut-off Date) and ending on the first day of the month of such Distribution Date.

          "Components": Each of the Class BCX component B and Class BCX component C.

          "Condemnation Proceeds": With respect to each Mortgage Loan, all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, on account of the exercise of the power of eminent domain or condemnation, held in an Escrow Account or in a trust account, which is an Eligible Account, pursuant to the terms of the related Mortgage Loan Documents, related to such Mortgaged Property and applied or to be applied to the restoration or repair of such Mortgaged Property or required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents or, to the extent not expressly provided therein, in accordance with Accepted Servicing Practices or Accepted Special Servicing Practices, as applicable, and applicable law.

          "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at State Street Bank and Trust Company, 2 International Place, 5th Floor, Boston, Massachusetts 02110,
Attention:  Corporate Trust Department.

          "Crown Hotel Notes": The 21 Mortgage Notes relating to the Crown Participation as set forth on Exhibit G hereto.

          "Crown Hotel Properties": The Mortgaged Properties securing the Crown Hotel Notes.

          "Crown Participation": A 34.3911814% participation in a pool of Crown Hotel Notes pursuant to the Crown Participation Agreement. For purposes of this Agreement, the Crown Participation is to be treated as a Mortgage Loan with a Cut-off Date Balance of $25,000,000.00.

          "Crown Participation Agreement": The participation agreement dated as of the Delivery Date, between MGT, as seller of the participations, the Depositor, as the initial participant, BOMCC, as participation servicer of the participations, and State Street Bank and Trust Company, as Custodian.

          "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 10.14 as a document custodian for the Mortgage Loan Files, which Person shall not be the Depositor, the Originator or an Affiliate thereof . The initial Custodian shall be State Street Bank and Trust Company, acting in its capacity as custodian for the Trustee.

          "Cut-off Date":  June 1, 1996.

          "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, net of the principal portion of all unpaid Monthly Payments due on or before such date.

          "Defaulted Mortgage Loan": Any Mortgage Loan which is more than 60 days delinquent in whole or in part in respect of any Monthly Payment or is delinquent in whole or in part in respect of the related Balloon Payment, if any; provided that for purposes of this definition, no Monthly Payment (other than a Balloon Payment) shall be deemed delinquent if less than five dollars ($5.00) of all amounts due and payable on such Mortgage Loan has not been received as of the most recent Due Date therefor.

          "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation results from a proceeding initiated under the Bankruptcy Code or a state court deficiency proceeding.

          "Definitive Certificate": Any certificated, fully registered certificate.

          "Delivery Date":  June 27, 1996.

          "Depositor": J.P. Morgan Commercial Mortgage Finance Corp., or its successor in interest.

          "Depository": The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

The initial Depository shall be The Depository Trust Company, a nominee of which is CEDE & Co.

          "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited by the Depository.

          "Determination Date": With respect to any Distribution Date, the 10th Business Day preceding such Distribution Date.

          "Directing Certificateholder": The Monitoring Certificateholder selected by a majority of the Monitoring Certificateholders, by Certificate Balance, as certified by the Trustee from time to time; provided, that, absent such selection, or (i) until a Directing Certificateholder is so selected, or (ii) upon receipt of notice from a majority of the Monitoring Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer so designated, the Monitoring Certificateholder(s) which owns the largest aggregate Certificate Balance of one or more Monitoring Classes shall be the Directing Certificateholder.

          "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate a REO Property solely because the Trustee (or the Master Servicer or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

          "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, or (iii) any organization described in Section 1381(a)(2)(C) of the Code. A corporation will not be treated as an instrumentality of the United States or of any State or any political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation (a corporate instrumentality of the United States) a majority of its board of directors is not selected by a governmental unit.

          "Distribution Date": The twenty-fifth (25th) day (or if any such day is not a Business Day, the Business Day immediately succeeding such twenty-fifth (25th) day) of each month.

          "Due Date": With respect to any Mortgage Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be due.

          "Eligible Account":  Either:

               (a) an account or accounts maintained with a federal or state chartered depository institution or trust company (i) the commercial paper, short-term debt obligations or other short-term deposits of which have the Required Rating or (ii) the long-term unsecured debt obligations of which have the Required Rating; or

               (b) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state chartered depository institution (i)(A) subject to regulations regarding fiduciary funds on deposit similar to 12 C.F.R. Section 9.10(b) or (B) a trust company which, in either case, has corporate trust powers, acting in its fiduciary capacity and (ii)(A) whose accounts are fully insured by FDIC's Bank Insurance Fund or Savings Associations Insurance Fund or under the National Credit Union Administration's Share Insurance Fund, (B) which are rated "C" or better by Thomson Bankwatch, Inc. or "75" or better by IDC Financial Publishing, Inc., or (C) whose long-term unsecured debt obligations are rated "AAA" or better by each Rating Agency (or if such obligations are not rated by Fitch Investors Service, L.P., each other Rating Agency). In connection with determining whether a depository institution satisfies the criteria set forth in clauses (ii)(B) or (ii)(C) of the preceding sentence, each Servicer and the Trustee shall each use ratings that have been issued within the three-month period preceding the date of such determination, and shall re-check the applicable ratings of any depository institution with whom they have established an account no less often than every three months. If any such depository institution ceases to satisfy the requirements set forth above, then each of such accounts that are held by such depository institution shall be transferred to a depository institution which satisfies such requirements within 30 days.

          "Environmental Laws": Any present or future federal, state or local law, statute, regulation or ordinance, and any judicial or administrative order or judgment thereunder, pertaining to health, industrial hygiene, Hazardous Materials or the environment, including, but not limited to, each of the following, as enacted as of the date hereof or as hereafter amended:

          (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9657;

          (ii) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6991i;

          (iii) the Toxic Substance Control Act, 15 U.S.C. Sections 2601-2629;

          (iv)  the Water Pollution Control Act (also known as the Clean Water
                Act), 33 U.S.C. Section 1251 et seq.;
                	                     -- ---

          (v)   the Clean Air Act, 42 U.S.C. Section 7401 et seq.; and
                                                         -- ---

          (vi)  the Hazardous Materials Transportation Act, 49 U.S.C.
                Section 1801 et seq.
                             -- ---

          "Event of Default":  One or more of the events described in Section
9.01.

          "Excess Condemnation Proceeds": With respect to each Mortgage Loan, all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, on account of the exercise of the power of eminent domain or condemnation, other than any such awards or settlements held in an Escrow Account or in a trust account, which shall be an Eligible Account, pursuant to the terms of the related Mortgage Loan Documents, related to such Mortgaged Property and applied or to be applied to the restoration or repair of such Mortgaged Property or required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents or, to the extent not expressly provided therein, in accordance with Accepted Servicing Practices or Accepted Special Servicing Practices, as applicable, and applicable law.

          "Excess Insurance Proceeds": With respect to each Mortgage Loan, proceeds of any primary hazard insurance policy required to be maintained pursuant to Section 4.07 of each Servicing Agreement, title insurance policy or any other Insurance Policy covering such Mortgage Loan or the related Mortgaged Property, other than any proceeds to be held in an Escrow Account or in a trust account, which shall be an Eligible Account, pursuant to the terms of the related Mortgage Loan Documents, related to such Mortgage Loan and applied or to be applied to the restoration or repair of the related Mortgaged Property or required to be released to the related Mortgagor in accordance with the terms of the related Mortgage Loan Documents or, to the extent not expressly provided therein, in accordance with Accepted Servicing Practices or Accepted Special Servicing Practices, as applicable, and applicable law.

          "Extension Advisor": The entity responsible for approving any proposed Mortgage Loan modification that extends the maturity date of a Mortgage Loan by more than three (3) years beyond the scheduled maturity date of such Mortgage Loan as of the Cut-off Date, as provided in
Section 5.15 herein. The initial Extension Advisor shall be the State Street Bank and Trust Company.

          "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

          "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Mortgage Loan, as certified in writing by a Servicing Officer setting forth such determination and the procedures and considerations of the Special Servicer forming the basis of such determination, that there has been a recovery of all REO Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer, in its reasonable good faith judgment, expects to be ultimately recoverable.

          "GMACCM":  GMAC Commercial Mortgage Corporation.

          "GMACCM Mortgage Loans": The Mortgage Loans identified in the Mortgage Loan Schedule as being primary serviced by GMACCM.

          "Hazardous Materials": All materials subject to any Environmental Law, including, without limitation, materials listed in 49 C.F.R. Section 172.010, materials defined as hazardous pursuant to Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls ("PCBs"), radon gas, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification that would, if classified as unusable, be included in the foregoing definition.

          "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Master Servicer, the Special Servicer and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

          "Insurance Policy": With respect to any Mortgage Loan, any insurance policy required to be maintained under this Agreement, the related Servicing Agreement or the related Mortgage Loan Documents.

          "Insurance Proceeds": With respect to each Mortgage Loan, as defined in the related Servicing Agreement.

          "Interest Accrual Amount": With respect to each Distribution Date and any Class of Certificates (other than the Class BCX or Residual Certificates) and any Component, interest accrued during the period from and including the first day of the month preceding the month of the Distribution Date (or the Cut-off Date with respect to the initial Distribution Date) to and including the last day of the month preceding the month of the Distribution Date (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the Class Balance or Notional Balance as the case may be, outstanding immediately prior to such Distribution Date at the then applicable Pass-Through Rate applicable to such Class of Certificates or Component for such Distribution Date.

          "Interest Distribution Amount": With respect to each Distribution Date and any Class (other than the Class BCX Certificates) and any Component, the Interest Accrual Amount for such Distribution Date reduced by the product of (a) any excess of Prepayment Interest Shortfalls for such Distribution over any Prepayment Interest Excess for such Distribution

Amount and any interest not collectible pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940 and (b) the Interest Accrual Amount on such Class or Component divided by the Interest Accrual Amount for all such Classes of Certificates and Component for such Distribution Date. The Interest Distribution Amount for the Class or Component with the lowest priority with respect to the order of payment of interest or principal shall be reduced further by the portion of any interest deferred with respect to any Mortgage Loans (such reduction will be based on the same basis as distributions of interest are made to the extent allocated to Classes or Component which receive distributions concurrently). Such deferred amount, together with interest at the related Pass-Through
Rate, shall be payable to the extent it is collected after such Distribution Date.

          "Interested Person": As of any date of determination with respect to any Mortgage Loan, the Mortgagor, the Depositor, the related Primary Servicer, the Special Servicer or the Master Servicer.

          "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the Depositor pursuant to Section 2.04,
Section 8.04 or Section 9.01; or (iv) such Mortgage Loan is purchased by the Master Servicer or Special Servicer pursuant to Section 9.01.

          "Liquidation Proceeds": Cash (including any Excess Insurance Proceeds or Excess Condemnation Proceeds, but excluding REO Proceeds) received in connection with the liquidation of a Defaulted Mortgage Loan, whether through the sale or assignment of such Defaulted Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

          "Loan Sale Agreement": The Loan Sale Agreement, dated as of June 1, 1996, between MGT and the Depositor relating to the transfer and assignment of the Mortgage Loans attached as Exhibit I hereto.

          "Loss Mortgage Loan": Any Mortgage Loan (a) as to which a Liquidation Event has occurred, (b) with respect to which the Master Servicer or (unless advanced by the Master Servicer) the Special Servicer has determined that an Advance previously made or proposed to be made is Nonrecoverable Advance or (c) with respect to which a Deficient Valuation has been made or a portion of the principal balance thereof has been otherwise permanently forgiven.

          "Master Remittance Date": With respect to each Distribution Date, one Business Day preceding such Distribution Date.

          "Master Servicer": Banc One Management and Consulting Corporation, an Ohio corporation, its successor in interest, or any successor servicer appointed as such as herein provided.

          "Maturity Date": With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note.

          "MGT": Morgan Guaranty Trust Company of New York, and its successors in interest.

          "Modification":  As defined in Section 5.15(a).

          "Monitoring Certificateholder": Each Holder (or Certificate Owner, if applicable) of a Certificate of a Monitoring Class as certified to the Trustee from time to time by such Holder or Certificate Owner.

          "Monitoring Class":  As defined in Section 10.02(c).

          "Monthly Payment": With respect to any Mortgage Loan and any Due Date, the scheduled monthly payment with respect to such Mortgage Loan, including any Escrow Payments but excluding any Balloon Payment, which is payable by a Mortgagor under the related Mortgage Note and applicable Law and, with respect to a Balloon Mortgage Loan for which a Balloon Payment is due and has not been made, the monthly payment with respect to such Balloon Mortgage Loan that would be payable on and after the related Maturity Date based on the full amortization schedule determined by the Special Servicer.

          "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note, including the assignment of leases and rents related thereto.

          "Mortgage Loan": Each of the mortgage loans and the Crown Participation transferred and assigned to the Trustee pursuant to Section
2.01 or Section 2.02 and from time to time held in the Trust Fund, the Mortgage Loans so held pursuant to Sections 2.01 and 2.02 being identified on the Mortgage Loan Schedule (including, any successor REO Mortgage Loan). As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage Loan File.

          "Mortgage Loan Documents": With respect to each Mortgage Loan, to the extent applicable, the Mortgage, Mortgage Note, Assignment of Mortgage, Assignment of Leases and Rents (if separate from Mortgage), any security agreements, any UCC Financing Statements, the title insurance policy, all surveys, all insurance policies, any environmental liabilities agreements, any escrow agreements for improvements, any guaranties related to such Mortgage Loan, any prior assignments of mortgage in the event that the originator is not the originator of record, any collateral assignments of property management agreements and other services agreements required by the applicable commitment and other loan documents and all modification, consolidation and extension agreements, if any.

          "Mortgage Loan File": In connection with any Mortgage Loan, all the documents held or required to be held by the Custodian pertaining to such Mortgage Loan, including the Mortgage Loan Documents, the related appraisal, reports regarding physical and structural characteristics and condition of the related Mortgaged Property, reports regarding environmental condition of the related Mortgaged Property, lease subordination agreements and tenant estoppels and related opinions of counsel.

          "Mortgage Loan Purchase Agreement": Each of the Mortgage Loan Purchase Agreements listed in Exhibit I.

          "Mortgage Loan Schedule": The list of Mortgage Loans transferred to the Trustee as part of the Trust Fund, attached hereto as Exhibit G.

          "Mortgage Note": The note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

          "Mortgage Rate": With respect to any Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan in accordance with the terms of the related Mortgage Loan.

          "Mortgaged Property": The underlying property (including any REO Property) that secures a Mortgage Loan, in each case consisting of a parcel or parcels of land improved by a commercial and/or multifamily building or facility, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

          "Mortgagor":  The obligor or obligors on a Mortgage Note.

          "Most Subordinate Class of Certificates": At the time of determination, the Class to which any Realized Losses would be first allocated to as of such time in accordance with Section 6.05.

          "Net Prepayment Premium": With respect to any Distribution Date, the excess (but not less than zero) of (a) any Prepayment Premium received prior to the related Primary Remittance Date and not previously distributed or applied to reimburse to Master Servicer with respect to its Servicing Fee over (b) the excess of any Prepayment Interest Shortfall allocated prior to the related Primary Remittance Date and not previously allocated over any Prepayment Interest Excess (but not less than zero).

          "Nonrecoverable Advance": Any Advance previously made or proposed to be made by any Servicer in respect of a Mortgage Loan which together with interest thereon, in the good faith judgment of such Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by such Servicer from net proceeds received solely with respect to such Mortgage Loan or the related Mortgaged Property, including related Excess Insurance Proceeds, Liquidation Proceeds, REO Proceeds, Excess Condemnation Proceeds and escrowed amounts.

          "Nonrecoverable Advance Certificate": A certificate signed by a Servicing Officer setting forth the determination of a Nonrecoverable Advance and the procedures and considerations of the related Servicer forming the basis of such determination (including but not limited to information such as related income and expense statements, rent rolls, occupancy status, property inspections, and an Independent MAI appraisal of the related Mortgaged Property).

          "Non-United States Person": Any person other than a United States Person.

          "Notional Amount": With respect to the Class A1X Certificates and any Distribution Date, the Class Balance of the Class A1 Certificates immediately preceding such Distribution Date. With respect to the Class A2X Certificates and any Distribution Date, the Class Balance of the Class A2 Certificates immediately preceding such Distribution Date. With respect to the Class BCX component B and any Distribution Date, the Class Balance of the Class B Certificates immediately preceding such Distribution Date. With respect to the Class BCX component C and any Distribution Date, the Class Balance of the Class C Certificates immediately preceding such Distribution Date.

          "Officers' Certificate": With respect to any Servicer, a certificate signed by a Servicing Officer of such Servicer.

          "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or Special Servicer, acceptable and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of the Trust Fund as a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who is in fact Independent of the Depositor, the Master Servicer, the Special Servicer and the Primary Servicer.

          "Original Class Balance": As to any Class of Certificates, the Original Class Balance set forth in the Preliminary Statement.

          "Originator": With respect to any Mortgage Loan, it shall have the meaning set forth in the related Mortgage Loan Purchase Agreement.

          "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "P&I Advance": Any amounts identified in this Agreement or any Servicing Agreement as a P&I Advance.

          "Pass-Through Rate": With respect to any Distribution Date a per annum rate equal to (a) as to the Class A1, Class A1X, Class A2, Class A2X, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, the corresponding Pass-Through Rate as set forth in the Preliminary Statement and (b) as to the Class BCX component B and Class BCX component C, as set forth in the definitions thereof. The Residual Certificates will not have a Pass-Through Rate.

          "Percentage Interest": With respect to any Class of Certificates, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Balance or initial Notional Amount of such Certificate as of the Delivery Date, as specified on the face thereof, and the denominator of which is the Original Class Balance or Notional Amount of the relevant Class.

          "Permitted Investments": Any one or more of the obligations and securities listed below that provide for a date of maturity of not more than 30 days but in any event not later than the date prior to the date such funds will be required to be distributed:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) which has the Required Rating;

          (iii) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 270 days after the date of issuance thereof) that has the Required Rating for short-term debt (or, if such obligation is not rated by Fitch Investors Service, L.P., which has the Required Rating from the other Rating Agency);

          (iv) repurchase obligations with respect to any security described in clause (i) above entered into with a depository institution or trust company (acting as principal) meeting the rating standards described in clause (ii) above and having maturities of not more than 365 days; and

          (v) any other obligation or security acceptable to each Rating Agency, as indicated in writing that would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates;

provided, however, that no such instrument shall be a Permitted Investment
- --------  -------
if (w) such instrument evidences a right to receive either (A) only interest payments with respect to the obligations underlying such instrument or (B) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations; (x) its terms do not have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; (y) to the extent rated, an "r" highlighter is affixed to its rating; (z) to the extent the related interest rate is variable, interest there is not tied to a single interest rate index plus a single fixed spread (if any), or does not move proportionately with that index.

          "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability corporation, limited liability company, limited liability partnership, or government or any agency or political subdivision thereof.

          "Prepayment Assumption": It is assumed for purposes of Section 3.03(c) that there are no prepayments on the Mortgage Loans and that the Crown Hotel Notes are paid in full on April 30, 2005.

          "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part prior to the related Determination Date and after the preceding Due Date, the amount of interest accrued at the Remittance Rate for such Mortgage Loan on the amount of such Principal Prepayment during the period from and after such Due Date, to the extent collected.

          "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part after the related

Determination Date and prior to the following Due Date, the amount of interest that would have accrued at the Remittance Rate for such Mortgage Loan on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to the unpaid principal balance of the Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

          "Prepayment Premium": Any premium, penalty or fee paid or payable, as set forth in the related Mortgage Note, by a Mortgagor in connection with a Principal Prepayment.

          "Primary Remittance Date": With respect to any Distribution Date, the third (3rd) Business Day preceding such Distribution Date.

          "Primary Servicer": With respect to any Servicing Agreement shall have the meaning set forth therein.

          "Prime Rate":  As of any day, the per annum rate reported in The
                                                                       ---
Wall Street Journal on the immediately preceding Business Day as the prime
- -------------------
rate.

          "Principal Distribution Amount": With respect to any Distribution Date an amount equal to the aggregate of (a) all scheduled payments of principal (other than Balloon Payments) due on the Mortgage Loans on the related Due Date whether or not received and all scheduled Balloon Payments received, (b) if the scheduled Balloon Payment is not received, with respect to any Balloon Loans on and after the Maturity Date thereof, the principal payment that would need to be received in the related month in order to fully amortize such Balloon Loan with level monthly payments by the end of the term used to derive scheduled payments of principal due prior to the related Maturity Date, (c) to the extent not previously advanced, any unscheduled principal recoveries received during the related Remittance Period in respect of the Mortgage Loans, whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds or amounts received as a result of the purchase of any Mortgage Loan out of the Trust Fund and (d) any other portion of the Adjusted Available Distribution Amount remaining undistributed after payment of any interest payable on the Certificates pursuant to clause (v) of Section 6.02(a) for the related or any prior Distribution Date, including any Prepayment Interest Excess not offset by any Prepayment Interest Shortfall occurring during the related Remittance Period or otherwise required to reimburse the Master Servicer and interest distributions on the Mortgage Loans, in excess of interest distributions on the Certificates, resulting from the allocation of amounts described in this clause (d) to principal distributions on the Certificates.

          "Principal Prepayment": Any payment or other recovery of principal on a Mortgage Loan that is received in advance of its scheduled Due Date which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          "Property Improvement Expenses": Any costs and expenses for repairs, replacements or improvements which the Special Servicer deems advisable under the circumstances, but only to the extent that they are paid to third persons in arms' length arrangements, which may, to the extent expressly approved in the related Asset Strategy Report, be Affiliates, who are generally in the business of providing such goods and services and that such expenses are reasonable for the types of goods or services provided in the geographical area in which such goods or services are provided, designed to maintain or improve the value of a Mortgaged Property or REO Property but not immediately necessary to operate it, that are incurred for the purpose of facilitating the sale of the related Specially Serviced Mortgage Loan or REO Property and maximizing the proceeds thereof, including but not limited to the following: (a) cosmetic improvements such as painting and landscaping;
(b) build-out or modification to suit a particular prospective or actual tenant or buyer; (c) replacement of items which are obsolescent or wearing out but which may not be dysfunctional; and (d) moneys paid to a tenant or buyer for a purpose similar to a Property Improvement Expense.

          "Property Protection Expenses": The following costs and expenses, but, with respect to items (b) through (n) below, only to the extent that they are paid to third persons in arms' length arrangements, which may, to the extent expressly approved in the related Asset Strategy Report, be Affiliates, who are generally in the business of providing such goods and services and that such expenses are reasonable for the types of goods or services provided in the geographical area in which such goods or services are provided: (a) real estate taxes, assessments and similar charges; (b) premiums for insurance; (c) utility costs; (d) payments required under service contracts, including but not limited to service contracts for heating, ventilation and air conditioning systems, elevators, landscape maintenance, pest extermination, security, model furniture, swimming pool service, trash removal, answering service, credit checks and monitoring the satisfaction of real estate tax assessments and the designation from time to time of special flood hazard areas; (e) payroll costs and benefits for on-site maintenance personnel, including but not limited to housekeeping employees, porters and general maintenance and security employees; (f) property management fees; (g) usual and customary leasing and sales brokerage expenses and commissions and other costs and expenses associated with marketing, selling or otherwise disposing of Specially Serviced Mortgage Loans or REO Properties including, without limitation, marketing brochures, auction services, reasonable legal fees, surveys, title insurance premiums and other title company costs; (h) permits, licenses and registration fees and costs; (i) any expense necessary in order to prevent or cure a breach under a lease, contract or agreement, if the consequences of failure to prevent or cure could, in the sole judgment of the Special Servicer, have a material adverse effect with respect to the Mortgage Loan, REO Property or Mortgaged Property; (j) any expense necessary in order to prevent or cure a material violation of any applicable law, regulation, code or ordinance with respect to any Mortgaged Property, including without limitation any environmental remediation; (k) costs and expenses of appraisals, valuations, surveys, inspections, environmental assessments, credit reports, or market studies (including, in each case, review thereof); (l) transportation, lodging and other travel related costs incurred by the Special Servicer in performing its duties under this Agreement, provided that the travel expenses of the Special Servicer's employees providing services under this Agreement shall be limited to the lesser of actual expenses or a reasonable budgeted amount for each calendar year mutually agreed upon by the Trustee and the Special Servicer; (m) other such reasonable marketing, legal, accountants, expert witness fees and other fees and expenses incurred by the Special Servicer in connection with the enforcement, collection, foreclosure, management and operation of Specially Serviced Mortgage Loans or REO Properties, the bankruptcy of any related Mortgagor, and the performance of their servicing duties under this Agreement; and (n) such other expenses as are reasonable and immediately necessary to operate the Mortgaged Property or REO Property.

          "Purchase Price": With respect to any Mortgage Loan to be purchased pursuant to Section 2.02(c), Section 2.04, Section 5.05(a) or
Section 11.01, the Stated Principal Balance thereof as of the date of purchase, together with (i) all accrued and unpaid interest at the Mortgage Rate on such Mortgage Loan to but not including the date of purchase, (ii) all related unreimbursed Advances and (iii) all accrued and unpaid interest on related Advances, including any expense arising out of the enforcement of the repurchase obligation.

          "Qualified Insurer":  An insurance company:

       (i) duly qualified as such under the laws of the state in which the related Mortgaged Property is located;

      (ii) duly authorized and, if required, licensed in such state to transact the applicable insurance business and to write the insurance provided; and

     (iii) whose claims paying ability is rated at least "A-" or the comparable rating by each Rating Agency.

          "Rating Agency": Each of Fitch Investors Service, L.P. and Standard & Poor's Ratings Services.

          "Realized Loss": With respect to each Loss Mortgage Loan (or REO Property) as to which a Liquidation Event has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of the Liquidation Event, plus (ii) interest at the Remittance Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which such Liquidation Event occurred on the Stated
Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Collection Period that such interest was not paid or advanced, plus (iii) any unreimbursed Advances and interest accrued and payable thereon (subject to Section 5.10), minus (iv) the proceeds, if any, received during the month in which such Liquidation Event occurred, to the extent applied as recoveries of interest at the Remittance Rate and to principal of the Mortgage Loan. With respect to each Loss Mortgage Loan with respect to which an Advance previously made or proposed to be made has been determined to be a Nonrecoverable Advance an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan
(or REO Property) as of the date of such determination, plus (ii) interest at the Remittance Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which such determination was made on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Collection Period that such interest was not paid or advanced, plus (iii) any unreimbursed Advances and interest accrued and payable thereon, minus (iv) the proceeds, if any, received during the month in which such determination was made, to the extent applied as recoveries of interest at the Remittance principal of the Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

          "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

          "REMIC": A "real estate mortgage investment conduit" as defined in Section 860D of the Code.

          "REMIC I": The segregated pool of assets subject hereto, constituting the trust created hereby and to be administered hereunder, consisting of: (a) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of the (i) Mortgage Loans received after the Cut-off Date (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off
Date), together with all documents included in the related Mortgage Loan File; (b) such funds or assets as from time to time are deposited in the Certificate Account; (c) such funds or assets as from time to time are deposited in the Trust Master Collection Account, Trust Primary Collection Account, Collection Account, Escrow Account or REO Account; (d) any REO Property; and (e) all Insurance Policies with respect to the Mortgage Loans listed on the Mortgage Loan Schedule.

          "REMIC I Uncertificated Interests": Each of the one hundred and four interests with a principal balance and interest rate equal to that of one of the Mortgage Loans (other than the Crown Participation) or one of the Crown Hotel Notes.

          "REMIC II": A segregated pool of assets consisting of one hundred and four uncertificated regular interests issued under REMIC I.

          "REMIC II Uncertificated Interests": Each of Uncertificated Class I, Uncertificated Class II, Uncertificated Class III, Uncertificated Class IV and Uncertificated Class V.

          "REMIC III": A segregated pool of assets consisting of Uncertificated Class I, Uncertificated Class II, Uncertificated Class III, Uncertificated Class IV and Uncertificated Class V.

          "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

          "Remittance Period": For any Distribution Date is the period beginning after a Determination Date in the immediately preceding month (or the Cut-off Date, in the case of the first Distribution Date) through the related Determination Date.

          "Remittance Rate": With respect to any Mortgage Loan, the per annum rate equal to the excess of the related Mortgage Rate (without giving affect to any modification or other reduction thereof following the Cut-off
Date) over the sum of the related Servicing Fee Rate and 0.015%. For this purpose, if the related Mortgage Rate is calculated other than on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis"), such Mortgage Rate will be recalculated on a 30/360 basis.

          "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account":  One or more accounts established pursuant to
Section 5.06.

          "REO Acquisition": The acquisition by the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders of any Mortgaged Property.

          "REO Mortgage Loan": Any Mortgage Loan as to which the related Mortgaged Property has been acquired by the Special Servicer on behalf of the Trustee through foreclosure or by deed in lieu of foreclosure, until the Special Servicer has determined that all amounts that it reasonably expects to recover from or on account of such Mortgage Loan have been recovered, whether from Excess Condemnation Proceeds, Excess Insurance Proceeds, Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or otherwise (in which case such Mortgage Loan shall no longer be an REO Mortgage Loan).

          "REO Proceeds": Proceeds (net of any directly related expenses, including without limitation, Property Protection Expenses and Property Improvement Expenses, incurred by the Special Servicer for the proper operation, management and maintenance of the related REO Property) received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) and cash received in connection with the final liquidation of the related REO Property.

          "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of the Trustee through foreclosure or by deed in lieu of foreclosure.

          "REO Status Report": With respect to any Mortgage Loan, shall have the meaning set forth in the related Servicing Agreement.

          "Required Rating": For purposes of the definitions of "Eligible Account" and "Permitted Investments" the following ratings:

          (a) with respect to commercial paper, short-term debt obligations or other short-term deposits, the highest short-term rating category of each Rating Agency (or if such obligations are not rated by Fitch Investors Service, L.P., the other Rating Agency); or

          (b) with respect to long-term debt obligations, the highest long-term rating category of each Rating Agency (or, if such obligations are not rated by Fitch Investors Service, L.P., the other Rating Agency).

          "Residual Certificate": Any of the Class R-I, Class R-II or Class R-III Certificates.

          "Responsible Officer": When used with respect to the Trustee, any officer assigned to and working in its Corporate Trust Office and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Security Agreement": With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

          "Senior Certificates": The Class A1, Class A1X, Class A2, Class A2X, Class B, Class BCX, Class C, Class D and Class E Certificates.

          "Servicer": The Master Servicer or the Special Servicer, as applicable.

          "Servicing Advance": Any expenses incurred by any Servicer identified in this Agreement or the related Servicing Agreement as a Servicing Advance.

          "Servicing Agreement": Each of the Servicing Agreements listed in Exhibit H.

          "Servicing Fee": With respect to any Mortgage Loan and either the Primary Servicer or the Master Servicer, as defined in the related Servicing Agreement. With respect to any Mortgage Loan and the Special Servicer, as set forth in Section 5.13.

          "Servicing Fee Rate": With respect to any Mortgage Loans, other than the Crown Participation and the GMACCM Mortgage Loans, 0.100% and with respect to the Crown Participation and any GMACCM Mortgage Loans, 0.155%.

          "Servicing Officer": With respect to any Servicer, any Assistant Treasurer, Assistant Secretary, Assistant Vice President, Vice President or other employee of such Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans under this Agreement or the related Servicing Agreement and authorized to act on behalf of such Servicer, as designated by inclusion on a list of such Persons furnished to the Trustee and each other Servicer by the related Servicer, as such list may from time to time be amended.

          "Servicing Transfer Date": The date after the occurrence of a Servicing Transfer Event on which the Special Servicer receives the information, documents and records required to be delivered thereto pursuant to Section 6.02(c) of the related Servicing Agreement.

          "Servicing Transfer Event": The occurrence of any of the following with respect to a Mortgage Loan: (i) such Mortgage Loan becomes a Defaulted Mortgage Loan; (ii) the related Mortgagor has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the Mortgagor has become the subject of a decree or order for such proceeding which shall have remained in force undischarged or unstayed for a period of 60 days; (iii) the Master Servicer or the Primary Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) in the judgment of the Master Servicer or the Primary Servicer, a payment default has occurred and is not likely to be cured by the related Mortgagor within 60 days; (v) the related Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;
(vi) any other material default has, in the Master Servicer's judgment or the Primary Servicer's judgment, occurred which is not reasonably susceptible of cure within the time periods and on the terms and conditions, if any, provided in the related Mortgage; (vii) the related Mortgaged Property becomes REO Property; (viii) if for any reason, the Primary Servicer cannot enter into an assumption agreement pursuant to Section 4.08 of the related Servicing Agreement or (ix) an event has occurred which has materially and adversely affect the value of the related Mortgaged Property in the reasonable judgment of the Primary Servicer or the Master Servicer.

          "Single Certificate": For purposes of Section 6.03, a hypothetical Certificate of any Class of Certificates evidencing a $1,000 denomination.

          "Specially Serviced Mortgage Loan": Any Mortgage Loan with respect to which a Servicing Transfer Date has occurred and which has not ceased to be a Specially Serviced Mortgage Loan pursuant to Section 5.12.

          "Specially Serviced Mortgage Loan Status Report": With respect to any Mortgage Loan, shall have the meaning set forth in the related Servicing Agreement.

          "Special Servicer":  Banc One Management and Consulting
Corporation, an Ohio corporation, or its successor servicer appointed as such as herein provided.

          "Startup Day":  The Delivery Date.

          "State Tax Laws": The laws of the states of New York, Massachusetts and Texas as well as any state the applicability of which to the Trust or the REMICs shall have been confirmed to the Trustee in writing either by the delivery to the Trustee of an Opinion of Counsel to such effect, or by the delivery to the Trustee of a written notification to such effect by the taxing authority of such state.

          "Stated Principal Balance": With respect to any Mortgage Loan (other than an REO Mortgage Loan), as of any date of determination, (a) the Cut-off Date Balance, minus (b) the sum, without duplication, of:

            (i) the principal portion of each Monthly Payment and Balloon Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced and distributed to Certificateholders before such date of determination;

           (ii) all Principal Prepayments received with respect to such Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders before such date of determination;

          (iii) the principal portion of all Insurance Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders before such date of determination; and

           (iv) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation that occurred prior to the end of the Collection Period for the most recently ended Distribution Date.

With respect to any REO Mortgage Loan, as of any date of determination, an amount (not less than zero) equal to (x) the Stated Principal Balance of the related Mortgage Loan as of the date of the related REO Acquisition, minus
(y) the sum of:

            (i) the principal portion of each P&I Advance made with respect to such REO Mortgage Loan that was distributed to Certificateholders before such date of determination; and

           (ii) the principal portion of all Insurance Proceeds, Liquidation Proceeds and REO Proceeds received with respect to such REO Mortgage Loan, to the extent distributed to Certificateholders before such date of determination.

A Mortgage Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance through and including the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be distributed to Certificateholders.

          "Tax Matters Person": The "tax matters person" (as defined in the REMIC Provisions) of the REMIC created hereunder.

          "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal or State Tax Laws.

          "Transfer Date": With respect to any Mortgage Loan, shall have the meaning set forth in the related Servicing Agreement.

          "Trust Fund":  REMIC I, REMIC II and REMIC III.

          "Trust Master Collection Account": Each of the separate accounts created and maintained by the Master Servicer for the Trustee, for the benefit of the Certificateholders, pursuant to Section 5.02 of the related Servicing Agreement for the Mortgage Loans.

          "Trust Primary Collection Account": Each of the separate accounts created and maintained by the Primary Servicer for the Trustee, for the benefit of the Certificateholders, pursuant to Section 4.02 of the related Servicing Agreement for the Mortgage Loans.

          "Trustee": State Street Bank and Trust Company, a Massachusetts banking corporation or its successor in interest in its capacity as Trustee hereunder, or any successor trustee appointed as herein provided.

          "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction, or, in the case of Louisiana or the Commonwealth of Puerto Rico, the comparable provisions of Louisiana or Puerto Rico law, as applicable.

          "Uncertificated Interest I": An interest in REMIC II with a principal balance equal to the Class Balance of the Class A1 Certificates which accrues interest at the Weighted Average Remittance Rate.

          "Uncertificated Interest II": An interest in REMIC II with a principal balance equal to the sum of the Class Balance of the Class A2 Certificates which accrues interest at the Weighted Average Remittance Rate.

          "Uncertificated Interest III": An interest in REMIC II with a principal balance equal to the Class Balance of the Class B Certificates which accrues interest at the Weighted Average Remittance Rate.

          "Uncertificated Interest IV": An interest in REMIC II with a principal balance equal to the Class Balance of the Class C Certificates which accrues interest at the Weighted Average Remittance Rate.

          "Uncertificated Interest V": An interest in REMIC II with a principal balance equal to the sum of the Class Balances of the Class D, Class E, Class F, Class G and Class NR Certificates which accrues interest at the Weighted Average Remittance Rate.

          "Underwriter":  J.P. Morgan Securities Inc.

          "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

          "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 96% of all the Voting Rights shall be allocated among the Class A1, Class A2, Class B,
Class C, Class D, Class E, Class F and Class NR Certificates in proportion to the respective Class Balances, 1% of all Voting Rights shall be allocated to each of the Class A1X, Class A2X and Class BCX

Certificates, and 0.331/3% of all Voting Rights shall be allocated to each of the Class R-I, Class R-II and Class R-III Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Allocation of Realized
Losses and Collateral Value Adjustments to a Class of Certificates and any other event which changes such Class Balance will also result in a corresponding change to such Class' Voting Rights.

          "Weighted Average Remittance Rate": With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to four decimal places, of the Remittance Rates in effect for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans outstanding immediately following the Distribution Date in the related Collection Period.

          SECTION 1.02   Calculations.

          Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

          SECTION 1.03   Rules of Construction.

          Notwithstanding anything set forth herein, the obligations and duties of the Master Servicer, Special Servicer and Primary Servicers set forth in the Servicing Agreements shall remain in effect and shall not be deemed waived, reduced or otherwise limited by the terms of this Agreement unless expressly waived, reduced or otherwise limited herein. Any action or delivery which is required pursuant to the terms hereof which falls on a day which is not a Business Day will be due on the immediately following Business Day.
                                       32

                                  ARTICLE II

                        CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF CERTIFICATES

          SECTION 2.01   Conveyance of Mortgage Loans.

          (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under the mortgage loans and the Crown Participation identified on the Mortgage Loan Schedule (the "Mortgage Loans"), all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders and the Servicing Agreements to the extent such agreements relate to the Mortgage Loans. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date). The transfer of the Mortgage Loans and related property accomplished hereby is absolute and, notwithstanding Section 12.07, is intended by the parties to constitute a sale.

          (b) In connection with the Depositor's assignment, the Depositor does hereby deliver to, and deposit with, the Trustee, or the initial Custodian as the agent of the Trustee, the following documents or instruments (or copies thereof as permitted by this Section) for each Mortgage Loan (other than the Crown Participation) so assigned

       (i) the original or, if accompanied by a "lost note" affidavit, a copy of the Mortgage Note, endorsed by MGT or the prior holder of record in blank or to the order of the Trustee;

      (ii) the original Mortgage, and any intervening assignments (or certified copies of such assignments) thereof, in each case with evidence of recording indicated thereon, or certified copies thereof if not returned from the applicable recording office;

     (iii) originals or certified copies of any related Assignment of Leases and Rents and any related Security Agreement (if, in either case, such item is a document separate from the Mortgage), any intervening assignments of each such document or instrument, and any related UCC Financing Statements;

      (iv) an assignment of the Mortgage, executed by MGT or the prior holder of record in blank or to the order of the Trustee, with the assignment to the Trustee in the following form: "State Street Bank and Trust Company, as Trustee for J.P. Morgan Commercial Mortgage Finance Corp. Mortgage Pass-Through Certificates Series 1996-C3", in recordable form;

       (v) assignments of any related Assignment of Leases and Rents and any related Security Agreement (if, in either case, such item is a document separate from the Mortgage), executed by MGT or the prior holder of record in blank or to the order of the Trustee, with the assignment to the Trustee in the following form: "State Street Bank and Trust Company, as Trustee for J.P. Morgan Commercial Mortgage Finance Corp. Mortgage Pass-Through Certificates Series 1996-C3";

      (vi) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed;

     (vii) the originals or certificates of a lender's title insurance policy issued on the date of the origination of such Mortgage Loan or, with respect to each Mortgage Loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located;

    (viii) with respect to any Mortgage Loan secured by a leasehold interest, a certified copy of the related ground lease;

      (ix) either (i) the originals of all intervening assignments, including warehousing assignments, with evidence of recording thereon, (ii) copies of such assignments certified by a title company or escrow company to be true and complete copies thereof where the originals have been transmitted for recording until such time as the originals are returned by the public recording office or
            (iii) copies of such assignments certified by the public recording offices where such assignments were recorded to be true and complete copies thereof in those instances where the public recording offices retain the original or where the original recorded assignments are lost;

       (x) either (i) copies of the UCC-1 financing statements and any related continuation statements, each showing the mortgagors as debtor and the originator as secured party and each with evidence of filing thereon, together with a copy of each intervening UCC-2 or UCC-3 financing statement showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the Trustee with evidence of filing thereon disclosing the assignment to the Trustee of the security interest in the personal property securing the Mortgage Loan or (ii) copies of such financing statements certified to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing;

      (xi)  the original appraisal; and

     (xii)  any escrow, guarantee and environmental liability agreement;

and for the Crown Participation, the original Crown Participation Agreement and the original assignment of the Crown Participation to the Trustee.

          (c) The Depositor shall, as to each Mortgage Loan on the Mortgage Loan Schedule, promptly (and in any event within 45 days of the Delivery
Date) cause the assignment of the Mortgage specified in clause (iv) above to be submitted for recording or filing, at its own expense, in the appropriate public office for real property records. Any such assignment delivered in blank shall be completed to the order of the Trustee, in the following form:
"State Street Bank and Trust Company, as Trustee for J.P. Morgan Commercial Mortgage Finance Corp. Mortgage Pass-Through Certificates Series 1996-C3" prior to recording. Each such assignment shall reflect that it should be returned by the public recording office following recording to State Street Bank and Trust Company as the initial Custodian. If any such assignment is lost or returned unrecorded or unfiled because of a defect therein, the Depositor shall promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter cause the same to be duly recorded or filed.

          (d) The Depositor shall complete the endorsements on those Mortgage Notes delivered in blank (or cause such to be completed) to the order of the Trustee.

          SECTION 2.02   Acceptance by Trustee.

          (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt, subject to the provisions of Section 2.01 and this
Section 2.02 of the documents specified in clauses (i)-(v) and (vii) of
Section 2.01(b), and declares that it or the Custodian on its behalf holds and will hold such documents and the other documents delivered to it or the Custodian constituting the Mortgage Loan Files, and that it holds or will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

          (b) On or prior to 180 days following the Delivery Date, the Trustee shall deliver to the Depositor and the Master Servicer, or shall cause the Custodian to deliver to the Depositor, the Trustee and the Master Servicer, a Final Certification in a form acceptable to the

Depositor (the "Final Certification") to the effect that it has reviewed the Mortgage Loan Documents delivered to it hereunder and has determined that all documents required to be delivered pursuant to Section 2.01(b) have been received by the Trustee. Notwithstanding that the Final Certification is made by a Custodian, the Trustee shall in all cases be primarily liable for all statements made therein. In performing the reviews called for herein, the Trustee and Custodian, acting on its behalf, may conclusively assume the due execution and genuineness of any such document and the genuineness of any signature thereon. It is understood that the scope of the review called for is limited solely to confirming, after receipt of the documents listed in Section 2.01, that such documents have been executed, received and recorded, if applicable, and relate to the Mortgage Loans identified in the Mortgage Loan Schedule.

          (c) If, in the process of reviewing the Mortgage Loan Files, the Trustee or the Custodian finds any document or documents constituting a part of a Mortgage Loan File not to have been properly executed, or to be missing or to be defective on its face in any material respect, the Trustee shall promptly so notify, or shall cause the Custodian promptly so to notify, the Master Servicer and the Depositor. If the Depositor does not correct or cure such omission or defect within 60 days from the date of such notice the Depositor shall purchase such Mortgage Loan from the Trust Fund at its Purchase Price within 90 days from the date of such notice. The Purchase Price for any such Mortgage shall be deposited or caused to be deposited by the Master Servicer in the Trust Master Collection Account and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Depositor the related Mortgage Loan File and such Mortgage Loan and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Depositor or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Depositor to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of the Certificateholders.

          SECTION 2.03 Representations and Warranties of the Depositor, the Master Servicer and the Special Servicer; Assignment of Rights.

          (a) The Depositor hereby represents and warrants to and covenants with the Trustee, the Master Servicer and the Special Servicer, as of the Delivery Date, that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

           (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

          (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, the execution, delivery and performance of this Agreement by the Depositor has been duly authorized, and the Depositor has duly executed and delivered this Agreement.

           (iv) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Master Servicer and the Special Servicer, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, or any of the provisions of any indenture, mortgage, contract, instrument, or other document to which such Depositor is a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract, instrument, or other document which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

           (vi) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

          (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor which, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or, in the Depositor's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the

     Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

         (viii) At the time of the assignment of the Mortgage Loans to the Trust Fund hereunder, the Depositor had good title to and was the sole owner of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (other than the rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trust Fund free and clear of any pledge, lien, encumbrance or security interest.

          (b) Each of the Master Servicer and the Special Servicer hereby represents, warrants and covenants to the Trustee and the Depositor, as of the Delivery Date, that:

            (i) The execution and delivery of this Agreement by such Servicer, and the performance and compliance with the terms of this Agreement by such Servicer, will not violate such Servicer's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

           (ii) Such Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the other Servicer and the Depositor, constitutes a valid, legal and binding obligation of such Servicer, enforceable against such Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

           (iv) Such Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of such Servicer to perform its obligations under this Agreement or the financial condition of such Servicer.

            (v) No litigation is pending or, to the best of such Servicer's knowledge, threatened against such Servicer which would prohibit such Servicer from entering into this Agreement or, in such Servicer's good faith reasonable judgment, is likely to materially and adversely affect either the ability of such Servicer to perform its obligations under this Agreement or the financial condition of such Servicer.

           (vi) Each of the representations made by such Servicer in each of the Servicing Agreements to which it is a party is true and correct as of the Delivery Date.

          (vii) Each Servicing Agreement continues in effect and each Servicer represents that it has duly performed and continues to perform its obligations thereunder and is not aware of any event of default or any other event that with the passage of time would become an event of default under any Servicing Agreement to which it is a party.

          (c) The Depositor, as assignee of MGT under the Loan Sale Agreement and the Crown Participation Agreement, hereby assigns to the Trustee for the benefit of the Certificateholders all of its rights, title and interest (but none of its obligations) in respect of the Loan Sale Agreement and the Crown Participation Agreement.

          (d) It is understood and agreed that the representations and warranties set forth in this Section 2.03 shall survive the execution and delivery of this Agreement, and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or the Trustee of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

          SECTION 2.04 Repurchase of Mortgage Loans for Breaches of Representation and Warranty.

          (a) Within 90 days of the earlier of discovery by the Depositor of, or receipt by the Depositor of written notice from the Master Servicer, the Special Servicer, the Trustee or any Certificateholder, specifying in reasonable detail the existence of a breach of any representation or warranty of the Depositor set forth in Section 2.03(a) or of MGT assigned to the Trustee pursuant to Section 2.03(c) for the benefit of the Certificateholders which materially and adversely affects the value of any Mortgage Loan or the interest of any Certificateholder therein, the Depositor shall at its option (i) (A) in all material respects cure such breach or (B) purchase the affected Mortgage Loan from the Trustee at the Purchase Price or (ii) cause MGT at its option (A) in all material respects to cure such breach or (B) to purchase the affected Mortgage Loan from the Trustee at the Purchase Price.

          (b) The purchase of any Mortgage Loan by the Depositor or MGT pursuant to Section 2.04(a) shall be effected by delivering the Purchase Price therefor to the Master
                                       39

Servicer for deposit in the Master Trust Collection Account. The Trustee, upon receipt of an Officers' Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Depositor, MGT or its designee, as applicable, the related Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment (in recordable form if recording is appropriate), in each case without recourse, as shall be necessary to vest in the Depositor, MGT or its designee, as applicable, any Mortgage Loan released pursuant hereto.
In connection with such repurchase, the Master Servicer shall release to the Depositor or MGT all documents and records maintained by the Master Servicer and requested by the Depositor or MGT; provided, that the Master Servicer may retain copies of such documents and records at its own expense. The Depositor shall be responsible for the payment of all reasonable expenses of the Trustee and the Master Servicer incurred in connection with such repurchase.

          (c)  It is understood and agreed that the provisions set forth in
Section 2.04(a) of this Agreement shall constitute the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any breach of the representations and warranties contained in Section 2.03(a) of this Agreement, in the Loan Sale Agreement, or, except as otherwise specifically provided, in the Crown Participation Agreement.

          SECTION 2.05   Execution of Certificates.

          The Trustee acknowledges the assignment to it of the Mortgage Loans, the Loan Sale Agreement, the Crown Participation Agreement and the Servicing Agreement to the extent set forth herein and, concurrently with such assignment, has executed and caused the Certificate Registrar to authenticate and deliver to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates in authorized denominations evidencing beneficial ownership of the entire Trust Fund.

                                 ARTICLE III

                                  SERVICING

          SECTION 3.01   Servicing Agreements.



          The Master Servicer and Special Servicer have entered into the Servicing Agreements pursuant to which they have assumed certain servicing obligations, together with the related Primary Servicer, on or prior to the Delivery Date with respect to the related Mortgage Loans. The Master Servicer and the Special Servicer shall continue to service the Mortgage Loans pursuant to the terms of this Agreement and the Servicing Agreements on and after the Delivery Date. For purposes of each Servicing Agreement and the Mortgage Loans, the Trustee, solely in its capacity as trustee hereunder but not in its individual corporate capacity, shall have the rights and obligations of a Related Owner as set forth in such Servicing Agreement. The Master Servicer and the Special Servicer shall service and administer the Mortgage Loans for the benefit of the Certificateholders.

          SECTION 3.02   Conflict with Servicing Agreement.

          Except as otherwise provided in Section 1.03, in the case of any conflict between the provisions of this Agreement and any Servicing Agreement, the provisions of this Agreement shall control.

          SECTION 3.03   REMIC Administration.

          (a) The Trustee shall make an election to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and if necessary, under State Tax Laws. Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC I election in respect of the Trust Fund, the one hundred and four REMIC
I Uncertificated Interests shall be designated as the "regular interests" and the Class R-I Certificates shall be designated as the sole class of "residual interest" in REMIC I. For the purposes of the REMIC II election in respect of the Trust Fund, the REMIC II Uncertificated Interests shall be designated as the "regular interests" and the Class R-II Certificates shall be designated as the sole class of "residual interest" in REMIC II. For the purposes of the REMIC III election in respect of the Trust Fund, the Class A1, Class A1X,
Class A2, Class A2X, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates and the Class BCX component B and Class BCX component C shall be designated as the "regular interests" and the Class R-III
Certificates shall be designated as the sole class of "residual interest" in REMIC III. To the extent the affairs of the Trust Fund are within their control, the Master Servicer and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC I,

REMIC II or REMIC III other than the REMIC I Uncertificated Interests, the REMIC II Uncertificated Interests and the Certificates.

          (b) The Delivery Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

          (c) The Holder of the Class R-I Certificate is hereby designated, and by the acceptance of the Class R-I Certificate agrees to act, as Tax Matters Person for REMIC I. The Holder of the Class R-II Certificate is hereby designated, and by the acceptance of the Class R-II Certificate agrees to act, as Tax Matters Person for REMIC II. The Holder of the R-III Certificate is hereby designated, and by acceptance of the Class R-III Certificate, agrees to act, as Tax Matters Person for REMIC III.

          (d) The Tax Matters Person hereby irrevocably authorizes the Trustee to be its attorney-in-fact for purposes of signing all Tax Returns.

          (e) The Trustee shall prepare or cause to be prepared all of the Tax Returns that it reasonably determines are required with respect to either REMIC I, REMIC II or REMIC III created hereunder and shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

          (f) The Trustee shall provide (i) to any Transferor of a Class R-I, Class R-II or Class R-III Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R-I, Class R-II and Class R-III Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code, the REMIC Provisions or State Tax Laws including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of REMIC I, REMIC II and REMIC III.

          (g) The Trustee shall take such actions and shall cause each of REMIC I, REMIC II and REMIC III created hereunder to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status thereof as REMICs under the REMIC Provisions (and the Master Servicer shall assist the Trustee, to the extent reasonably requested by the Trustee to do
so). None of the Master Servicer, the Special Servicer or the Trustee shall knowingly or intentionally take any action, cause either of REMIC I, REMIC
II or REMIC III to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either
REMIC I, REMIC II or REMIC III as a REMIC or (ii) result in the imposition of a tax under the REMIC Provisions upon either REMIC I, REMIC II or REMIC III (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the
Code) (either such event, an "Adverse REMIC Event") unless such party receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and such party determines that taking such action is in the best interest of the Trust
Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of such party) to the effect that the contemplated action will not, with respect to either REMIC I, REMIC II or REMIC III created hereunder, endanger such status or, unless such party determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax.

          (h) In the event that any tax is imposed on "prohibited transactions" of REMIC I, REMIC II or REMIC III created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of REMIC I, REMIC II or REMIC III as defined in Section 860G(c) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement, (ii) to the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under this Agreement, (iii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement or otherwise, (iv) against amounts on deposit in the Certificate Account and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Interest Distribution Amount on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

          (i) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to REMIC I, REMIC II and REMIC III on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

          (j) Following the Startup Day, neither the Master Service nor the Trustee shall accept any contributions of assets to REMIC I, REMIC II and REMIC III unless the Master Servicer and the trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in REMIC I, REMIC II and REMIC III will not cause REMIC I, REMIC II and REMIC III to fail to qualify as REMICs at any time that any Certificates are outstanding or subject REMIC I, REMIC II and REMIC III to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (k) Neither the Master Servicer nor the Trustee shall enter into any arrangement by which REMIC I, REMIC II and REMIC III will receive a fee or other compensation for services nor, to the extent reasonably within their control, permit either such

REMIC to receive an income from assets other than "qualified mortgages" as defined in Section 8650G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (l) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the "latest possible maturity date" by which the Class Balance of each Class of Certificates representing a regular interest in REMIC III and the Uncertificated Class would be reduced to zero is April 25, 2028, which is the second anniversary of the date at which all of the Mortgage Loans have zero balances, assuming no prepayments and that the Mortgage Loans which are Balloon Loans fully amortize according to their amortization schedule and no Balloon Payment is made.

          (m) Within 30 days after the Delivery Date, the Trustee shall prepare and file with the Internal Revenue Service From 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for REMIC I, REMIC II and REMIC III.

          (n) None of the Trustee, the Master Servicer or the Special Servicer shall sell or dispose of any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgage Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, REMIC II and REMIC III, (iii) the termination of REMIC I, REMIC II and REMIC III pursuant to Article XI of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II of this agreement) nor acquire any assets for REMIC I, REMIC II and REMIC III, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain, nor accept any contributions to REMIC I, REMIC II and REMIC III after the Delivery Date, unless it has received an Opinion of Counsel that such sale or disposition will not affect adversely the status of REMIC I, REMIC
II and REMIC III as REMICs.

          (o) The Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Delivery Date, and thereafter on an ongoing basis, all information or data requested by the Trustee that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including without limitation, the price, yield, original issue discount, market discount or premium, Prepayment Assumption and projected cash flow (based upon the Prepayment Assumption) of the Certificates. In addition, the Master Servicer and the Depositor shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust Fund as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Article. The Trustee shall be entitled to rely conclusively upon all such information so provided to it without recalculation or other investigation.

          (p) The Trustee shall be entitled to reasonable compensation and to the reimbursement of its reasonable expenses incurred in the performance of its duties under this Section 3.03 as may be agreed upon by the Trustee and the Depositor, provided that the Trustee shall pay out of its own funds, without any right of reimbursement, any and all ordinary expenses of the Trust Fund incurred in the performance of its duties under this Article but shall be reimbursed, except as otherwise expressly provided for herein by the Trust Fund for any of its extraordinary expenses, including any taxes or tax-related payments, any expenses involved in any tax examination, audit or proceeding, and the expense of any tax-related Opinion of Counsel or other professional advice requested by the Trustee for the benefit or protection of the Certificateholders.

                                  ARTICLE IV

                             THE MASTER SERVICER

          SECTION 4.01   The Master Servicer.

          The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders in accordance with the terms of this Agreement, the related Servicing Agreements, the Crown Participation Agreement, the terms of the respective Mortgage Loans and Accepted Servicing Practices.

          SECTION 4.02   Mortgage Loan Schedule.

          On the Delivery Date the Master Servicer shall prepare and deliver for attachment to this Agreement the Mortgage Loan Schedule in the form of Exhibit G hereto. The Master Servicer represents and warrants to the Depositor, the Trustee and the other Servicers that the information set forth in the Mortgage Loan Schedule accurately represents the information provided by each related Primary Servicer.

          SECTION 4.03   Adjustment of Master Servicer's Compensation.

          Notwithstanding anything set forth in the related Servicing Agreement, the Master Servicer's compensation for the period ending on a Distribution Date shall be reduced (but not below zero) by an amount equal to any excess of any Prepayment Interest Shortfall over any Prepayment Interest Excess for such Distribution Date. The Master Servicer shall be entitled to retain on any Distribution Date the lesser of (a) any amounts by which its compensation shall have been reduced pursuant to the immediately preceding sentence on prior Distribution Dates which have not been paid to the Master Servicer pursuant to this sentence on prior Distribution Dates, and (b) the sum of (i) any excess of any Prepayment Interest Excess for such Distribution Date over any Prepayment Interest Shortfall for such Distribution Date and (ii) any Prepayment Premium for such Distribution Date. For purposes of this Section, the Master Servicer's compensation shall include the Master Servicing Fee and any reinvestment income payable to the Master Servicer pursuant to Section 5.03(a)(ix) of any Servicing Agreement.

          SECTION 4.04   Payment of Rating Agency Fees.

          The Master Servicer shall pay the fees of each Rating Agency payable in connection with maintaining a rating on the Certificates. Such payment shall not be an Advance and the Master Servicer shall not seek reimbursement therefor from the Trust Fund.

          SECTION 4.05   Implementation of Operations and Maintenance Plans.

          (a) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of the related Mortgage Loan Documents, the Master Servicer shall request from the Primary Servicer written confirmation thereof no later than such time as such plan is required to be established or completed.

          (b) To the extent any actions or remediations are required to have been taken or completed pursuant to the terms of the related Mortgage Loan Documents, the Master Servicer shall request from the Primary Servicer written confirmation thereof no later than such time as such actions or remediations are required to have been taken or completed.

          (c) To the extent a Primary Servicer shall fail to promptly respond to any inquiry described in clause (a) or clause (b) above, the Master Servicer shall determine whether the related Primary Servicer has failed to perform its obligations under the related Servicing Agreement.

          SECTION 4.06   Experts.

          To the extent the Master Servicer, in connection with performing its obligations under Section 3.03 or Section 4.05, shall reasonably determine that it is necessary to retain a third party expert, the costs of retaining such expert shall be a Servicing Advance.

          SECTION 4.07   Dissemination of Information.

          The Master Servicer may disseminate the information provided under
Section 6.03(a); provided, however, that such information shall not include the name of the related Mortgagor or the related Mortgaged Property or the address thereof.

                                  ARTICLE V

                     OBLIGATIONS OF THE SPECIAL SERVICER

          SECTION 5.01   The Special Servicer.

          The Special Servicer, as independent contract servicer, shall, notwithstanding any other provisions hereof, service and administer the Specially Serviced Mortgage Loans and REO Property on behalf of and in the best interests of and for the benefit of the Certificateholder in accordance with this Agreement, the related Servicing Agreement, the Crown Participation Agreement and Accepted Special Servicing Practices.

          SECTION 5.02   Transfer to Special Servicing.

          Following the occurrence of a Servicing Transfer Date with respect to any Mortgage Loan, the Special Servicer shall assume certain servicing obligations with respect to such Mortgage Loan pursuant to Section 6.02 of the related Servicing Agreement.

          SECTION 5.03   Servicing of Specially Serviced Mortgage Loans.

          (a) From time to time, following the occurrence of a Servicing Transfer Event, the Special Servicer shall request from the Trustee the name of the current Directing Certificateholder. Upon receipt of the name of such current Directing Certificateholder from the Trustee, the Special Servicer shall notify the Directing Certificateholder of the occurrence of such Servicing Transfer Event. Officers of the Special Servicer shall, at the request of the Directing Certificateholder, be reasonably available during regular business hours to discuss with such Certificateholder objectives and strategies.

          (b) Subject to Sections 5.03(c) and 5.15 below and the other terms of this Agreement, in servicing and administering any Specially Serviced Mortgage Loan or REO Property, the Special Servicer shall have full power and authority to do any and all things in connection with such servicing and administration that it may deem in its best judgment necessary or advisable including, without limitation, to execute and deliver on behalf of the Trustee and the Certificateholders any and all instruments of satisfaction or cancellation or of partial release or full release or discharge and all other comparable instruments with respect to such Specially Serviced Mortgage Loan or such REO Mortgage Loan or to agree to any modification, waiver or amendment of any term and to defer, reduce or forgive payment of interest and/or principal of any such Specially Serviced Mortgage Loan. The Special Servicer may extend the scheduled maturity date of any Specially Serviced Mortgage Loan to up to three years beyond the scheduled maturity date thereof as of the Cut-off Date. The expenses incurred in connection with the preparation of certain such instruments shall be reimbursed to the Special Servicer pursuant to Section 3.05(e) of the related Servicing Agreement. The Special Servicer may from time to time request any powers of attorney and other documents necessary or appropriate to enable the Special Servicer to carry out its servicing and administrative duties hereunder. If it shall make such request, the Special Servicer shall prepare for signature by the Trustee, and the Trustee shall sign any such powers of attorney or other documents necessary or appropriate to carry out such duties hereunder. In addition to the duties and obligations set forth in this Article V, the Special Servicer shall assume the rights and obligations of the Primary Servicer with respect to a Mortgage Loan set forth in Sections 4.01(c), 4.05, 4.08 and 4.09 of each related Servicing Agreement with respect to any Specially Serviced Mortgage Loan (but not any liabilities incurred by the Primary Servicer prior to the related Servicing Transfer Date) and any REO Properties and Section 4.07 of each related Servicing Agreement with respect to any REO Properties and, to the extent it receives a certificate from the Primary Servicer that any amount is due in connection with maintaining any Insurance Policy pursuant to any such Section 4.07 with respect to any such Specially Serviced Mortgage Loan, with respect to paying any such amount. Any insurance required to be maintained by the Special Servicer with respect to REO Properties pursuant to this Section and any such Section 4.07 shall be maintained with Qualified Insurers.

          (c) No later than thirty (30) days after a Servicing Transfer Date for a Mortgage Loan, the Special Servicer shall deliver to the Trustee, the Master Servicer, each Rating Agency and the Directing Certificateholder a report (the "Asset Strategy Report") with respect to such Mortgage Loan and
             ---------------------
the related Mortgaged Property. Such Asset Strategy Report shall set forth the following information to the extent reasonably determinable:

       (i) summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Mortgagor;

      (ii) consideration of alternatives to the exercise of remedies (such as forbearance relief, modification of the terms and conditions of such Mortgage Loan, disposition of the Specially Serviced Mortgage Loan or the related Mortgaged Property and application of the proceeds of such disposition to the outstanding principal balance of such Mortgage Loan and interest thereon, or abandonment of the related Mortgaged Property);

     (iii) a discussion of the probable time frames and estimated amount of any related Servicing Advances applicable to each of the alternatives referred to above;

      (iv) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Accepted Special Servicing Practices, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other

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
            collateral for the related Mortgage Loan and a recommendation as to whether outside legal counsel should be retained;

       (v) estimated budgets for any operating or capital funds expected to be required for the related Mortgaged Property;

      (vi) the most current rent roll available for and any strategy for the leasing or releasing of the related Mortgaged Property;

     (vii) the Special Servicer's analysis and recommendations (which will include a discussion of alternative courses of action and a comparison of the probable benefits and detriments of each alternative course of action) on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Primary Servicer for regular servicing under Article IV of the related Servicing Agreement or otherwise realized upon; and

    (viii) such other information as the Special Servicer deems relevant in light of the Accepted Special Servicing Practices.

          If within ten (10) Business Days of receiving an Asset Strategy Report, the Directing Certificateholder does not disapprove such Asset Strategy Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable Law or the terms of the applicable Mortgage Loan Documents.
If the Directing Certificateholder disapproves such Asset Strategy Report, the Special Servicer will revise such Asset Strategy Report and deliver to the Trustee, each Monitoring Certificateholder, the Master Servicer and each Rating Agency a new Asset Strategy Report as soon as practicable. The Special Servicer shall revise such Asset Strategy Report as described above in this Section 5.03(c) until the Directing Certificateholder shall fail to disapprove such revised Asset Strategy Report in writing within ten (10) Business Days of receiving such revised Asset Strategy Report. The Special Servicer may, from time to time, modify any Asset Strategy Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Strategy Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interest of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether such disapproval is not in the best interest of all the Certificateholders pursuant to Accepted Special Servicing Practices. Upon making such determination, the Special Servicer shall either implement the Asset Strategy Report or notify the Trustee of such rejection and deliver to the Trustee a proposed notice to Certificateholders which shall include the Asset Strategy Report, and the Trustee shall send such notice to all Certificateholders (or, to the extent known to the Trustee, Certificate Owners). If the majority of such Certificateholders (including Certificate Owners), as determined by Certificate Balance, fail within five (5) days of the Trustee's sending such notice to reject such Asset Strategy Report, the Special Servicer shall implement the same. If the Asset Strategy Report is rejected by the Certificateholders, the Special Servicer shall revise such Asset Strategy Report as described above in this Section 5.03(c). The Trustee shall be entitled to reimbursement for the reasonable expenses of providing such notices.

          (d) The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with Accepted Special Servicing Practices and the related Asset Strategy Report. The Special Servicer shall not take any action inconsistent with the related Asset Strategy Report.

          (e) Upon request of any Certificateholder (or any Certificate Owner, if applicable, which shall have provided the Trustee with evidence satisfactory to the Special Servicer and the Trustee of its interest in a Certificate pursuant to Section 10.15) or Rating Agency, the Trustee shall mail, without charge, to the address specified in such request a copy of the most current Asset Strategy Report for any Specially Serviced Mortgage Loan or REO Property.

          (f) The Special Servicer shall not acquire any personal property on behalf of the Trust Fund pursuant to this Agreement or any Servicing Agreement unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

           (ii) the Special Servicer shall have obtained an Opinion of Counsel to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Trust Fund under the REMIC Provisions or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          (g) Prior to delivering an Asset Strategy Report to any Holder of a Class A1, Class A1X, Class A2, Class A2X, Class B, Class BCX, Class C, Class D or Class E Certificate, the Trustee shall have obtained an acknowledgment in the form of Exhibit J from the recipient thereof that U.S. securities law may restrict the use of the information in the Asset Strategy Report.

          SECTION 5.04   Management of REO Property.

          (a) The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property within two years after the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Servicer obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the second anniversary of such acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in Section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

          (b)  The Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any new lease with respect to any REO Property, if the new lease by its terms will give rise to any income that does not constitute Rents from Real Property;

           (ii) permit any amount to be received or accrued under any new lease other than amounts that will constitute Rents from Real Property;

          (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of
     Section 856(e)(4)(B) of the Code; or

           (iv) Directly Operate, or allow any other Person to Directly Operate, any REO Property on any date more than 90 days after its Acquisition Date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

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
          (c) Any REO Property acquired by the Special Servicer hereunder shall be acquired in the name of the Trustee for the benefit of the Certificateholders.

          SECTION 5.05   Sale of REO Property and Specially Serviced
                         Mortgage Loans.

          Subject to terms of the related Asset Strategy Report, to the extent the conditions, procedures or requirements set forth therein are more restrictive or exacting than those set forth below, each Special Servicer agrees as follows:

          (a) The Special Servicer may purchase any Defaulted Mortgage Loan or any REO Property (in each case at the Purchase Price therefor). The Special Servicer may also offer to sell to any Person any Defaulted Mortgage Loan or any REO Property, if and when the Special Servicer determines, consistent with the servicing standard set forth in Section 5.01(a), that such a sale would be in the best economic interests of the Trust Fund. The Special Servicer shall give the Trustee and the Master Servicer not less than five Business Days' prior written notice of the Purchase Price and its intention to (i) purchase any Defaulted Mortgage Loan or REO Property at the Purchase Price therefor or (ii) sell any Defaulted Mortgage Loan or REO Property, in which case the Special Servicer shall accept the highest offer received from any Person for any Defaulted Mortgage Loan or any REO Property in an amount at least equal to the Purchase Price therefor. To the extent permitted by applicable law, and subject to the servicing standard set forth in Section 5.01(a) hereof, the Master Servicer, an Affiliate of the Master Servicer, the Special Servicer or an Affiliate of the Special Servicer, or an employee of either of them may act as broker in connection with the sale of any REO Property and may retain from the proceeds of such sale a brokerage commission that does not exceed the commission that would have been earned by an independent broker pursuant to a brokerage agreement entered into at arm's length.

          In the absence of any such offer, the Special Servicer shall accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price for such Defaulted Mortgage Loan or REO Property, if the highest bidder is a Person other than an Interested Person, or if such price is determined to be such a price by the Trustee, if the highest bidder is an Interested Person. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

          The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest bid if the Special Servicer determines, in accordance with the servicing standard stated in
Section 5.01(a), that rejection of such bid would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower bid if it determines, in accordance with the servicing standard stated in Section 5.01(a), that acceptance of such bid would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower bid is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower bid are more favorable).

          (b) In determining whether any bid received from an Interested Person represents a fair price for any Defaulted Mortgage Loan or any REO Property, the Trustee and the Special Servicer may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund. In determining whether any bid constitutes a fair price for any Defaulted Mortgage Loan or any REO Property, the Special Servicer or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Defaulted Mortgage Loan, the physical condition of the related Mortgaged Property or such REO Property, the state of the local economy and the Trust Fund's obligation to comply with REMIC Provisions.

          (c) Subject to the servicing standard set forth in Section 5.01(a), the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Defaulted Mortgage Loan or any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Servicer, or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust Fund) and, if consummated in accordance with the terms of this Agreement, none of the Servicers, the Depositor nor the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

          (d) The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be promptly deposited into the Trust Master Collection Account.

          SECTION 5.06   REO Account; Collection of REO Proceeds.

          (a) The Special Servicer shall establish or cause to be established, and hereby agrees to maintain or cause to be maintained for the duration of this Agreement for each REO Mortgage Loan, an REO Account into which all related REO Proceeds shall be deposited as and when received. The Special Servicer's REO Account shall be an Eligible Account.




          (b) All funds deposited by the Special Servicer in any REO Account maintained hereunder shall be held for the benefit of the Certificateholders until disbursed or withdrawn in accordance herewith and the Servicing Agreement. Funds in such REO Account shall not be commingled with any other moneys. The Special Servicer shall, within five (5)

Business Days of the establishment thereof, notify the Master Servicer, any Primary Servicer and the Trustee in writing of the location and the account number of the REO Account established by the Special Servicer for the Mortgage Loans and shall give the Trustee and the Master Servicer written notice of any change of such location or account number on or prior to the date of such change.

          (c) Funds in an REO Account may be invested by, at the risk of, and for the benefit of, the Special Servicer in Permitted Investments which shall not be sold or disposed of prior to maturity. All such Permitted Investments shall be registered in the name of the Special Servicer (in its capacity as such and for the benefit of the Certificateholders) or its nominee. All income therefrom shall be the property of the Special Servicer. In addition, if the amounts in any REO Account are invested for the benefit of the Special Servicer, the Special Servicer shall deposit on each Determination Date into such REO Account out of its own funds an amount representing any net losses realized on the Permitted Investments with respect to funds in such REO Account for such Collection Period.

          (d) The Special Servicer shall deposit or cause to be deposited any REO Proceeds into the applicable REO Account on each Business Day.

          (e) Except as expressly permitted or required hereunder, the Special Servicer shall not sell, transfer or assign to any Person any interest (including any security interest) in amounts credited or to be credited to any REO Account or take any action towards that end, and shall maintain such amounts free of all liens, claims and encumbrances of any nature.

          SECTION 5.07   Remittances to Primary Servicer.

          Any collections received in respect of a Mortgage Loan, other than REO Proceeds, shall be remitted to the Primary Servicer within one Business Day of receipt for deposit into the Trust Primary Collection Account established and maintained by the Primary Servicer for the duration of this Agreement pursuant to Section 4.02 of the related Servicing Agreement.

          SECTION 5.08   Remittances to Master Servicer.

          On each Primary Remittance Date, the Special Servicer shall withdraw from each related REO Account and remit to the Master Servicer, by wire transfer of immediately available funds to the Trust Master Collection Account all amounts in such REO Account net of any Property Protection Expenses or Property Improvements Expenses incurred or reasonably expected by the Special Servicer to be incurred during the succeeding three months.

          SECTION 5.09 Specially Serviced Mortgage Loan Status Reports, REO Status Reports and Other Reports.

          (a) The Special Servicer shall prepare, or cause to be prepared, and deliver to the Master Servicer, the Trustee and each Rating Agency, via facsimile (with a hard copy sent on the same day by first-class mail and in electronic format reasonably acceptable to the Master Servicer and consistent with Accepted Special Servicing Practices) not later than the eighth (8th) Business Day immediately preceding each Distribution Date, a copy of a Specially Serviced Mortgage Loan and REO Status Report (as set forth in the applicable Servicing Agreement) with respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan, respectively. In addition, upon the occurrence of a Collateral Value Adjustment Event or Liquidation Event from which a Collateral Value Adjustment, Realized Loss or Collateral Value Adjustment Recovery Amount has resulted, the Special Servicer shall prepare, or cause to be prepared, and deliver to the Master Servicer, the Trustee and each Rating Agency, via facsimile (with a hard copy sent on the same day by first-class mail or in electronic format reasonably acceptable to the Master Servicer and consistent with Accepted Special Servicing Practices) not later than the eighth (8th) Business Day immediately preceding each Distribution Date, an Officers' Certificate setting forth (i) the event which gave rise to such Collateral Value Adjustment or Realized Loss and (ii) the amount of such Collateral Value Adjustment, Realized Loss or Collateral Value Adjustment Recovery Amount.

          (b) On the eighth (8th) Business Day immediately preceding each Distribution Date, the Special Servicer shall validate and deliver to the Master Servicer a copy of the bank statement for the prior calendar month related to each REO Account and an REO Account Report in the form set forth in the applicable Servicing Agreement and a report of any other funds or accounts established and maintained by the Special Servicer under this Agreement or any Servicing Agreement as of the Business Day preceding the date of such report, showing for the period from the day after the second preceding Primary Remittance Date through the immediately preceding Primary Remittance Date (or since the related Servicing Transfer Date, in the case of the first of such reports), the aggregate of deposits into and withdrawals from such funds or accounts in accordance with this Agreement or any Servicing Agreement. For purposes of this clause (b), "validate" shall have the meaning set forth in Section 1.02 of the related Servicing Agreement.

          (c) Within sixty (60) days following the end of each calendar year, the Special Servicer shall prepare, or cause to be prepared, and deliver to the Master Servicer, the Trustee and each Rating Agency such customary information with respect to each REO Mortgage Loan as the Special Servicer deems necessary or desirable for each Certificateholder to prepare its federal, state and local income tax returns. Such obligation of the Special Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by it pursuant to any requirements of the Code.

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
          (d) If the Special Servicer receives notice from the Master Servicer of any reporting inconsistencies pursuant to Section 5.06 of the related Servicing Agreement, the Special Servicer shall initiate discussions on the following Business Day with the Master Servicer to reconcile their records.

          (e) Upon prior written request of the Master Servicer, the Trustee either Rating Agency, the Depositor, the Special Servicer shall prepare such other reasonable reports as may be requested in writing thereby. The Special Servicer shall be entitled to charge a reasonable fee reflecting the internal and external costs to the Special Servicer of preparing such other reports and such fee shall be reimbursable to the Special Servicer as a Servicing Advance pursuant to this Agreement or the related Servicing Agreement.

          SECTION 5.10   Special Servicer Advances.

          (a) To the extent that as of the Determination Date for any month, the full amount of the Monthly Payment due in such month with respect to any Specially Serviced Mortgage Loan has not been received by the Primary Servicer or the Special Servicer, the Special Servicer shall remit to the Master Servicer on the related Primary Remittance Date for deposit into the related Master Collection Account, a P&I Advance in an amount equal to the excess of such Monthly Payment net of any Escrow Payment component over the amount received; provided, however, that the Special Servicer shall not be required to make a Nonrecoverable Advance. If the Special Servicer determines with respect to any Mortgage Loan that a P&I Advance, if made, would constitute a Nonrecoverable Advance or that it has made a Nonrecoverable Advance, it shall deliver to the Master Servicer and the Trustee a Nonrecoverable Advance Certificate. The Special Servicer shall be entitled to reimbursement for any unreimbursed P&I Advance pursuant to the related Servicing Agreement. The Special Servicer shall make Servicing Advances from its own funds to effect the timely payment of any Property Protection Expense or Property Improvement Expense to the extent necessary to implement any Asset Strategy Report pursuant to the terms hereof; provided that the Special Servicer shall only make Servicing Advances with respect to any Specially Serviced Mortgage Loan from its own funds to the extent there are not sufficient funds in the related REO Account or the related subaccount of the Escrow Account available to cover any such expenses and as permitted under the Mortgage Loan Documents and the Special Servicer shall not be required to make a Nonrecoverable Advance; and provided, further, that the Special Servicer may only make Servicing Advances to effect the timely payment of any Property Improvement Expense to the extent consistent with the Asset Strategy Report implemented by the Special Servicer. The Special Servicer shall be entitled to reimbursement for any unreimbursed Servicing Advance made pursuant to the immediately preceding sentence pursuant to the related Servicing Agreement. Notwithstanding, any other provision hereof or of the Servicing Agreements, the Special Servicer shall not be entitled to the payment of interest at the Advance Rate on any Advance or portion thereof with respect to any Mortgage Loan subsequently determined to be a Nonrecoverable Advance or remaining unreimbursed following the occurrence of the related

Liquidation Event; provided, however, that the Special Servicer shall be entitled to any such interest if it shall certify to the Master Servicer and the Trustee that such Advance or portion thereof became a Nonrecoverable Advance or could not be recovered from Liquidation Proceeds following such Liquidation Event as a result of the occurrence of an event which adversely affected the Mortgaged Property following the date such Advance was made or if such Advance was a Servicing Advance for Property Protection Expenses.

          (b) Within thirty (30) days of the Servicing Transfer Date for any Mortgage Loan to the extent the Special Servicer does not determine such a remittance would be a Nonrecoverable Advance, the Special Servicer shall remit to the related Primary Servicer from its own funds for deposit into the related Trust Primary Collection Account an amount equal to the aggregate unreimbursed Advances made by the Primary Servicer with respect to such Mortgage Loan. Any such remittance shall be deemed a P&I Advance or Servicing Advance, as applicable, by the Special Servicer.

          (c) If the Special Servicer determines, in its good faith judgment, that any amount expended or to be expended by it from its own funds pursuant to clauses (a) and (b) above is or would be a Nonrecoverable Advance, such determination shall be evidenced by a Nonrecoverable Advance Certificate delivered to the Trustee and the Master Servicer.

          (d) Except as otherwise set forth in clause (a) above, the Special Servicer shall be entitled to interest on any Advance it made with respect to a Mortgage Loan. Such interest shall accrue at the Advance Rate from the date on which such Advance was made to but not including any Business Day on which the Special Servicer is reimbursed pursuant to this Agreement.

          SECTION 5.11   Environmental Considerations.

          (a) The Special Servicer shall not obtain title for the Trust Fund to a Mortgaged Property as a result or in lieu of foreclosure or otherwise, nor shall otherwise acquire possession of, or take other action with respect to, any Mortgaged Property, if, as a result of any such action, the Trust Fund, the Trustee, the Master Servicer or the Special Servicer would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended from time to time, or any applicable comparable federal, state or local law, or a "discharger" or "responsible party" thereunder, unless the Special Servicer has also previously determined, in accordance with Accepted Special Servicing Practices, based on a "Phase I", and, if applicable, a "Phase II" environmental site assessment report prepared by a person who regularly conducts environmental audits for purchasers of commercial property with at least 5 years of experience and a regionally recognized firm, as determined by such Special Servicer in a manner consistent with Accepted Special Servicing Practices, that:
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
          (i) such Mortgaged Property is in compliance with applicable Environmental Laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and

         (ii) there are no circumstances present on such Mortgaged Property relating to the use, management, storage or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any Environmental Law, or that, if any such Hazardous Materials are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and

if the Special Servicer has so determined based on satisfaction of the criteria in clauses (i) and (ii) above that it would be in the best economic interest of the Certificateholders to take any such actions, the Special Servicer has notified the Trustee and the Master Servicer in writing of such proposed action. The Special Servicer shall provide a copy of the report described in the preceding sentence to the Trustee, the Master Servicer and the Directing Certificateholder. If within ten (10) Business Days of receiving such recommendation, the Directing Certificateholder does not disapprove such recommendation in writing the Special Servicer shall implement the recommended action. If the Directing Certificateholder disapproves such recommendation, the Special Servicer will revise such recommendation and deliver to the Trustee, each Monitoring Certificateholder and the Master Servicer a new recommendation as soon as practicable. The Special Servicer shall revise such recommendation as described above in this
Section 5.11(a) until the Directing Certificateholder shall fail to disapprove such revised recommendation in writing within ten (10) Business Days of receiving such revised recommendation. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action it has recommended before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interest of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether such disapproval is not in the best interest of all the Certificateholders pursuant to Accepted Special Servicing Practices. Upon making such determination, the Special Servicer shall either implement its recommendations or notify the Trustee of such rejection and deliver to the Trustee a proposed notice to Certificateholders, which shall include the Special Servicer's recommendation, and the Trustee shall send such notice to all Certificateholders (or, to the extent known to the Trustee, Certificate Owners). If the majority of such Certificateholders (including
Certificate Owners), as determined by Certificate Balance, fail within five (5) days of the Trustee's sending such notice


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
to reject such recommendation, the Special Servicer shall implement the same. If such recommendation is rejected by the Certificateholders, the Special Servicer shall not take any action so recommended. The cost of preparation of any environmental assessment and the cost of any compliance, containment, clean-up or remediation shall be deemed to be a Property Protection Expense and a Servicing Advance and such Special Servicer shall be reimbursed from related REO Proceeds or to the extent provided in
Section 4.03(a) of the related Servicing Agreement from Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds on deposit in the related Trust Primary Collection Account.

          (b) If the Special Servicer determines, pursuant to subsection (a) above, that taking such actions as are necessary to bring any such Mortgaged Property into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, clean-up, removal or remediation of Hazardous Materials affecting any such Mortgaged Property, is not reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions, the Special Servicer shall notify the Directing Certificateholders, Trustee and the Master Servicer of such determination and recommend such action as it deems in good faith to be in the best economic interests of the Certificateholders. If within ten (10) Business Days of receiving such recommendation, the Directing Certificateholder does not disapprove such recommendation in writing the Special Servicer shall implement the recommended action. If the Directing Certificateholder disapproves such recommendation, the Special Servicer will revise such recommendation and deliver to the Trustee, the Directing Certificateholder and the Master Servicer a new recommendation as soon as practicable. The Special Servicer shall revise such recommendation as described above in this Section 5.11(b) until the Directing Certificateholder shall fail to disapprove such revised recommendation in writing within ten (10) Business Days of receiving such revised recommendation. Notwithstanding the foregoing, the Special Servicer
(i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action it has recommended before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interest of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether such disapproval is not in the best interest of all the Certificateholders pursuant to Accepted Special Servicing Practices. Upon making such determination, the Special Servicer shall either implement its recommendations or notify the Trustee of such rejection and deliver to the Trustee a proposed notice to Certificateholders, which shall include the Special Servicer's recommendation, and the Trustee shall send such notice to all Certificateholders (or, to the extent known to the Trustee, Certificate Owners). If the majority of such Certificateholders (including Certificate Owners), as determined by Certificate Balance, fail within five (5) days of the Trustee's sending such notice to reject such recommendation, the Special Servicer shall implement the same. If such recommendation is rejected by the Certificateholders, the Special Servicer shall not take any action so recommended.

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          (c)  Notwithstanding the foregoing, the Special Servicer shall not take any action pursuant to this Section 5.11 except in connection with the implementation of an Asset Strategy Report pursuant to Section 5.03(c).

          SECTION 5.12   Restoration of Specially Serviced Mortgage Loans.

          (a) Upon determining with respect to a Specially Serviced Mortgage Loan that (i) three consecutive Monthly Payments on a Specially Serviced Mortgage Loan have been made in accordance with the terms of the related Mortgage Note (taking into account any grace periods contained therein), (ii) such Mortgage Loan is current as to payments of principal and interest and
(iii) no Servicing Transfer Event is continuing, the Special Servicer shall immediately give written notice thereof to the Master Servicer, the Primary Servicer and the Trustee in the form set forth in Section 6.11(a) of the related Servicing Agreement.

          (b) Unless the Primary Servicer and the Special Servicer with respect to a Mortgage Loan are the same Person, not later than two (2) Business Days after notice has been given pursuant to subsection (a) above, the Special Servicer shall send a letter by first class mail in the form set forth in the related Servicing Agreement, with a copy to the related Primary Servicer, notifying the related Mortgagor that such Mortgage Loan has ceased being a Specially Serviced Mortgage Loan and instructing such Mortgagor to direct all future notices and communications to the related Primary Servicer.

          (c) In the event that a Specially Serviced Mortgage Loan ceases to be such pursuant to this Section 5.12, not later than five (5) Business Days after notice has been given in (a) above the Special Servicer shall provide the related Primary Servicer with copies of all information, documents and records (including records stored electronically on computer tapes, magnetic disks and the like) in its possession relating to such Mortgage Loan. Upon receipt of such notice and all information, documents and records by the related Primary Servicer pursuant to Section 5.02(c) hereof, such Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan, the Special Servicer's obligation to service such Mortgage Loan shall terminate, and all duties and obligations of the related Primary Servicer with respect to such Mortgage Loan to the extent set forth herein and in the related Servicing Agreement previously assumed by the Special Servicer shall be reassumed by the related Primary Servicer.

          SECTION 5.13   Special Servicer Compensation.

          Each Special Servicer shall be entitled to reasonable compensation for services rendered by it hereunder on each Master Remittance Date from amounts in the Trust Fund in an amount equal to 1.00% of all amounts collected on each Mortgage Loan for the period beginning immediately following the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan until the Distribution Date immediately following the date on which the Stated Principal Balance of such Mortgage Loan is reduced to zero.

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          SECTION 5.14   (RESERVED)

          SECTION 5.15   Extension Advisor.

          (a) The Special Servicer shall submit to the Extension Advisor any Asset Strategy Report recommending that a Mortgage Loan be modified in such manner as to extend the maturity date of such loan for a period of more than three (3) years beyond the scheduled maturity date of such loan as of the Cut-Off Date (a "Modification"). The Extension Advisor shall, within ten business days of such written request, file a written report with the Trustee and the Special Servicer approving or disapproving such modification and summarizing the reasons for its determination. The initial Extension Advisor on behalf of the Holders of the Senior Certificates shall approve of such Modification if it determines that the decision of the Special Servicer to modify the Mortgage Loan is consistent with the Special Servicer standard set forth in Section 5.01 of the Pooling and Servicing Agreement. Any successor Extension Advisors shall approve such Modifications if it determines that the decision of the Special Servicer to so modify the Mortgage Loan is in the best interest of the holders of the Senior Certificates. If unusual business circumstances or the need for additional information or analysis does not allow the timely filing of such report, the Extension Advisor will, to the best of its ability, file a statement within said ten day period with the Trustee and Special Servicer setting forth the estimated additional time required to complete its determinations and the reasons for the delay and will complete its determinations in the most expeditious manner reasonably possible.

          (b) The initial Extension Advisor's review shall be conducted by personnel in the Real Estate Division of its Commercial Banking Services Area or similar group with experience in the administration of commercial mortgage loans. It shall consist of the review of relevant information furnished to it by the Special Servicer pursuant to clause (c) and (d) hereof and such other information as it may have or determine to obtain with respect to the subject Mortgage Loan, and the circumstances (legal, market, physical, financial and otherwise) which may impact its collection. The Extension Advisor may obtain information outside of its normal data resources to fulfill its responsibilities.

          (c) The Special Servicer shall, at the time of any request to the extension Advisor for approval of a Modification, furnish to the Extension Advisor copies of all Asset Strategy Reports on the Mortgage Loan being modified, a written description of the Modification including, if available, any documents comprising the Modification which are proposed to be executed, a summary of the factors which it considered in granting the Modification as well as, upon the written request of the Extension Advisor, copies of all relevant material which it has considered in its analysis of the Mortgage Loan and its negotiations with the Mortgagor with respect to the Modification.

          (d) The Special Servicer shall cooperate with the Extension Advisor in its investigation of the Modification in such manner as the Extension Advisor may reasonably

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request, including furnishing further information to the Extension Advisor with respect to the Modification and making available to the Extension Advisor personnel involved in the decision to grant the Modification for the purpose of responding Extension Advisor's request for information.

          (e) The Extension Advisor shall have no liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Extension Advisor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations or duties hereunder.

          (f) It is recognized that the initial Extension Advisor also serves as Trustee hereunder and that it intends that its duties in each of said capacities be performed by separate divisions and/or departments. Provided that the Trustee and initial Extension Advisor maintain procedures in place reasonably calculated to insure that, except in situations in which its fiduciary obligations might make it advisable that its Corporate Trust Department seek the assistance of the Real Estate Division, (i) its duties in each of said capacities are performed in such separate divisions and/or departments and by difference personnel and (ii) except for the reports to be furnished to the Trustee by the initial Extension Advisor hereunder, specific information with respect to the Trust Fund or any Mortgage Loan therein is not made available by either division or department to the other, no liability shall be imposed upon State Street Bank and Trust Company by reason of, or arising out of, such relationship and the knowledge of personnel in one division or department shall not be attributable to the other for any purpose.

          (g) The Extension Advisor shall be entitled to indemnification from the Trust Fund against all loss, cost, damage and expense, including reasonable attorneys' fees, incurred by it without its willful misconduct or gross negligence, as a result of its appointment as Extension Advisor hereunder or in the administration of its duties hereunder. This provision shall survive termination of this Agreement and the resignation or removal of the Extension Advisor.

          (h) The Extension Advisor's reasonable fees and expenses shall be paid by the Trustee out of the Certificate Account.

          (i) The Extension Advisor may resign at any time by giving written notice to the Holders of the Certificates and the Trustee and may be removed by the Holders of a majority of the aggregate Certificate Principal Balance of the Senior Certificates. Upon such removal or resignation, the successor Extension Advisor selected by such Certificateholders shall assume the duties of Extension Advisor. Within ten Business Days of receiving notice of such resignation, the Trustee shall mail each Holder of a Senior Certificate by first class mail a request that such Holder nominate a new Extension Advisor within 15 Business Days of

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receiving such notice.  Such nomination shall include a written agreement by the nominated to assume such duties if elected. On the Business Day following such 15th Business Day the Trustee shall notify each such Certificateholder by first class mail of the names of the entities nominated as successor Extension Advisor. Such notice shall request that each such Certificateholders vote for one of the nominated entities and notify the Trustee in writing of their vote within 10 Business Days. If within 10 Business Days of mailing such notice Holders of a majority of the Percentage Interests in the Senior Certificates have not responded, the Trustee shall notify each of such Certificateholders by first class mail of such event and shall request votes from those Certificateholders which have not voted within 5 Business Days. On the sixth Business Day following such notice, the Trustee shall determine which nominated entity received the votes aggregating the highest Percentage Interest and such entity shall be appointed as the successor Extension Advisor. The Holders of a majority of the aggregate Certificate Principal Balance of the Senior Certificates shall appoint a successor, the fees and expenses of such successor to be paid by the Trustee out of the Certificate Account up to the amount which would have been paid to its predecessor as set forth in the agreement referred to in clause (h) above. Upon the appointment of a successor Extension Advisor, the Trustee shall notify the Special Servicer of such appointment.

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
                                  ARTICLE VI

                        PAYMENTS TO CERTIFICATEHOLDERS


          SECTION 6.01   Certificate Account; Remittances to the Trustee.

          (a) The Trustee shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held in trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account. The Trustee shall deposit in the Certificate Account, when received or as otherwise required hereunder, all amounts received from the Master Servicer with respect to all Mortgage Loans pursuant to the related Servicing Agreement. If the Trustee shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding.

          (b) On each Master Remittance Date, the Master Servicer shall withdraw from the Trust Master Collection Account and remit to the Trustee, by wire transfer of immediately available funds to the Certificate Account,
(1) all amounts on deposit in the Trust Master Collection Account as of the close of business on the Master Remittance Date required to be remitted to the Trustee pursuant to Section 5.04 of each Servicing Agreement and (2) any P&I Advances deposited on or prior to such Master Remittance Date pursuant to Section 5.05(b) of each Servicing Agreement.

          SECTION 6.02   Distributions.

          (a) On each Distribution Date, the Trustee shall apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, in the following order of priority:

            (i) any Collateral Value Adjustment Interest Recovery Amount, sequentially to (A) concurrently, the Class A1, Class A1X, Class A2 and Class A2X Certificates, pro rata,
      (B) concurrently, the Class B and Class BCX component B, pro rata, (C) concurrently, the Class C and Class BCX component C, pro rata, (D) the Class D Certificates,
      (E) the Class E Certificates, (F) the Class F Certificates,
      (G) the Class G Certificates and (H) the Class NR Certificates, to the extent of any related Collateral
      Value Adjustment Interest Amount;

           (ii) any Net Prepayment Premium in the following order of priority: first, 75% and 25% thereof to the Class A1X and Class A1 Certificates, respectively, through the Distribution Date on which the Class Balance of the Class A1 Certificates has been reduced to zero; thereafter, 75% and 25% thereof to the Class A2X and Class A2

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
     Certificates, respectively, through the Distribution Date on which the Class Balance of the Class A2 Certificates has been reduced to zero; thereafter, 75% and 25% thereof to the Class BCX and Class B Certificates, respectively, through the Distribution Date on which the Class Balance of the Class B
     Certificates has been reduced to zero; and thereafter, 75% and 25% thereof to the Class BCX and Class C Certificates, respectively, through the Distribution Date on which the Class
     Balance of the Class C Certificates has been reduced to zero. Thereafter, on each Distribution Date any Net Prepayment Premium shall be applied to the Class D Certificates through the Distribution Date on which the Class Balance of the Class D
     Certificates has been reduced to zero. Thereafter, on each Distribution Date any Net Prepayment Premium shall be applied to the Class E Certificates through the Distribution Date on which the Class Balance of the Class E Certificates has been reduced to zero. Thereafter, on each Distribution Date any Net Prepayment
     Premium shall be applied to the Class F Certificates through the Distribution Date on which the Class Balance of the Class F
     Certificates has been reduced to zero. Thereafter, on each Distribution Date any Net Prepayment Premium shall be applied to the Class G Certificates through the Distribution Date on which the Class
     Balance thereof has been reduced to zero. Thereafter, on each Distribution Date any Net Prepayment Premium shall be applied to the Class NR Certificates through the Distribution Date on which the Class Balance of the Class NR Certificates has been reduced to zero;

           (iii) subject to clause (v) below, to distributions of interest on the Classes of Certificates then outstanding with the highest priority for interest payment as set forth below in an amount equal to the respective Interest Distribution Amounts in respect thereof for such Distribution Date and any unpaid portion of the respective Interest Distribution Amounts in respect thereof for any prior Distribution Date together with interest thereon as the applicable Pass-Through Rate; and

           (iv) to distributions of principal to the Classes of Certificates then outstanding in the order set forth below;

            (v) sequentially, to distributions of interest to the remaining Certificateholders in the priority set forth below in an amount equal to the Interest Distribution Amounts in respect thereof for such Distribution Date and any unpaid portion of respective Interest Distribution Amounts in respect thereof for any prior Distribution Date, provided that on any Distribution Date on which the Class Balance of a Class of Certificates is reduced to zero pursuant to clause (iv) above, interest distributions pursuant to clause (iii) above will be made to the Class of Certificates outstanding with the next highest priority for interest payments prior to making distributions of principal on such Class pursuant to clause (iv) above;

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
           (vi) sequentially to the Classes of Certificates in the order set forth below for distribution of principal any amounts recovered representing Realized Losses previously allocated to such Class in reduction of its Class Balance;

          (vii) to distributions to the Class R-I Certificateholders, in an amount equal to the balance, if any.

          The priority for interest payments for purposes of clauses (iii) and (v) above, is: first to distributions of interest on the Class A1, Class A1X, Class A2 and Class A2X Certificates, pro rata, based on their respective Interest Accrual Amounts; second to distributions of interest on the Class
B Certificates and the Class BCX component B, pro rata, based on their respective Interest Accrual Amounts; third to distributions of interest on the Class C Certificates and the Class BCX component C, pro rata, based on their respective Interest Accrual Amounts; and then sequentially to the Class D, Class E, Class F, Class G and Class NR Certificates up to their respective Interest Accrual Amounts. The Principal Distribution Amount for such Distribution Date set forth in Clause (iv) above will be applied to distributions of principal of the Class A1, Class A2, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, until their respective Class Balances have been reduced to zero.

          (b) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. All such distributions with respect to each Class (other than the final distribution with respect thereto) will be made on each Distribution Date to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (or, in the case of the first Distribution Date, no later than the Delivery Date) and is the registered owner of Certificates the aggregate initial Certificate Balance of which is at least $100,000, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

          (c) Except as otherwise provided in Section 11.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trustee shall, promptly mail to each Holder on such date of such Class of Certificates and each Rating Agency a notice to the effect that:


            (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and

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

     surrender of such Certificates at the office of the Certificate Registrar therein specified, and

           (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 6.02(d) shall not have been surrendered for cancellation within six months after the-time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 6.02(d).

          SECTION 6.03   Statements to Certificateholders.

          (a) On each Distribution Date, the Trustee shall forward by mail to each Holder and each Rating Agency and to each Certificate Owner which shall have requested such report from the Trustee and shall have certified to the Trustee that it is a Certificate Owner a statement as to the distributions made on such Distribution Date setting forth the information set forth in Exhibit K based, in so far as practicable and relevant, on the reports furnished to the Trustee by the Master Servicer for such Distribution Date in accordance with the provisions of the Servicing Agreements.

          In addition, on each Distribution Date, the Trustee shall forward by mail to each Rating Agency and each Underwriter each statement received prior to such Distribution Date prepared by the Master Servicer pursuant to the Servicing Agreements. In addition, if the Underwriter requests such statement in electronic format, the Trustee shall provide such information at the expense of the Underwriter requesting it.

          On each Distribution Date, the Trustee shall forward to the Depositor, to each Rating Agency, and to the Master Servicer a copy of the reports forwarded to the Certificateholders on such Distribution Date and, if not otherwise set forth in such reports a

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statement setting forth the amounts, if any, actually distributed with respect to the Certificates on such Distribution Date. The Trustee shall also provide such reports to the Master Servicer in an electronic format reasonably acceptable to the Master Servicer and the Trustee.

          Subject to Section 5.03(g), upon request of any Certificateholder (or any Certificate Owner, if applicable, which shall have provided the Trustee with evidence satisfactory to the Special Servicer and the Trustee of its interest in a certificate pursuant to Section 10.04) or Rating Agency, the Trustee shall mail, without charge, to the address specified in such request, a copy of the most current Asset Strategy Report for any Specially Serviced Mortgage Loan or REO Property. In addition, upon receipt of a written request of any Certificateholder (or any Certificate Owner, if applicable, which shall have provided the Trustee with evidence satisfactory to the Master Servicer and the Trustee of its interest in a certificate pursuant to Section 10.04) for a copy of any other report, the Trustee shall forward such written request to the Master Servicer. To the extent such report is available to the Master Servicer, the Master Servicer shall deliver a copy thereof to the Trustee for delivery to the requesting Certificateholder (or Certificate Owner) at the address specified in such request. The request, reproduction and delivery of such report, shall be at the expense of the requesting Certificateholder (or Certificate Owner).

          (b) The Trustee covenants to furnish or cause to be furnished, promptly upon the written request of any Holder of a Class F, Class G, Class NR, Class R-I, Class R-II or Class R-III Certificate (or a Certificate Owner which shall have certified to the Trustee that it is a Certificate Owner of any such Class) reasonably current Rule 144A Information (as defined below) to such Certificateholder or to a prospective transferee of such a Certificate (or interests in such Certificate) designated by such Certificateholder, as the case may be, in connection with the resale of such Certificate or such interests by such Certificateholder pursuant to Rule 144A. "Rule 144A Information" shall mean the information specified in Rule 144A(d)(4)(i) and (ii) under the Securities Act of 1933, as amended. The Trustee shall advise the Master Servicer of any request by a Certificateholder and shall consult with the Master Servicer as to the information to be supplied. Based upon such consultation and to the extent the Trustee is not in possession of reasonably current Rule 144A Information on the date of any such request, the Master Servicer shall, upon request from the Trustee, promptly provide the Trustee with reasonably current Rule 144A Information to the extent reasonably available. The Trustee may place its disclaimer on any such Rule 144A Information to the extent it is not the source of such information.

          (c) Each of the Trustee, the Master Servicer and the Special Servicer shall deliver to the Directing Certificateholder copies of all reports or notices prepared thereby or received thereby.

          (d) The Trustee shall mail or otherwise provide to any Person requesting a copy of the reports delivered to Certificateholders pursuant to the first paragraph of clause (a)

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
above, a copy of such reports. The Trustee shall be entitled to charge such Person a nominal fee to cover the cost of such mailing.

          (e) The Trustee is hereby authorized to furnish, to Certificateholders and/or to the public any other information (such other information, collectively, "Additional Information") with respect to the Mortgage Loans, any Mortgaged Property or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or Special Servicer or gathered by it in any investigation or other manner from time to time, provided that
(A) any such Additional Information shall only be furnished with the consent or at the request of the Depositor, (B) the Trustee shall be entitled to indicate the source of all information furnished by it and the Trustee may affix thereto any disclaimer it deems appropriate in its sole discretion (including any warnings as to the confidential nature and/or the uses of such information as it may, in its sole discretion, determine appropriate), (C) the Trustee shall be entitled (but not obligated) to require payment from each recipient of a reasonable fee for, and its out-of-pocket expenses incurred in connection with, the collection assembly, reproduction or delivery of any such Additional Information and (D) the Trustee shall be entitled to distribute or make available such information in accordance with such reasonable rules and procedures as it may deem necessary or appropriate (which may include the requirement that an agreement that provides such information shall be used solely for purposes of evaluating the investment characteristics or valuation of the Certificates be executed by the recipient, if and to the extent the Trustee deems the same to be necessary or appropriate. Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance, and the Trustee shall neither have any liability for furnishing nor for refraining from furnishing Additional Information in any instance. The Trustee shall be entitled (but not required) to require that any consent, direction or request given to it pursuant to this clause (e) be made in writing.

          SECTION 6.04 Distribution of Reports to the Trustee and the Depositor; Advances by the Master Servicer.

          (a) On or prior to each Primary Remittance Date, the Master Servicer shall furnish a written statement (and an electronic data file) to the Trustee setting forth (i) the amounts available for deposit into the Certificate Account and (ii) the amounts required to be advanced by the Servicers in connection with the related Distribution Date. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification. To the extent such statement indicates one or more delinquencies in connection with which a related Advance was not made by the related Primary Servicer or Special Servicer, the Trustee shall commence an evaluation of whether an Advance by the Trustee may be required and whether it would be a Nonrecoverable Advance; provided, however, that notwithstanding such examination, the Trustee shall have no responsibility for reviewing or confirming any decision made with respect to an
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Advance by a Servicer.  The Master Servicer shall promptly provide to the
Trustee such information as the Master Servicer may have to enable the Trustee to make such determination.

          In the event that the Master Servicer determines as of the Business Day preceding the Master Remittance Date that it will be unable to deposit in the Certificate Account an amount equal to the P&I Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., Boston time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., Boston time, on such Master Remittance Date the Trustee shall, unless by 12:00 Noon, Boston time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of such Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with
Section 9.01 and (b) assume the rights and obligations of the Master Servicer hereunder in accordance with Section 9.02 and under such Servicing Agreement, including the obligation to deposit in the Certificate Account on such Master Remittance Date an amount equal to such P&I Advance to the extent it determines it is not a Nonrecoverable Advance (but not Servicing Advances) for such Distribution Date; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make such Advances, then the Trustee shall not be obligated to make such Advances.

          The Trustee shall deposit all funds it receives pursuant to this
Section 6.04 into the Certificate Account.

          SECTION 6.05 Allocations of Realized Losses and Collateral Value Adjustments.

          Prior to each Distribution Date, the Master Servicer shall determine and communicate to the Trustee the total amount of Realized Losses and Collateral Value Adjustment, if any, that resulted during the related Collection Period. As soon as practicable following the occurrence of a Collateral Value Adjustment Event with respect to any Mortgage Loan, the Master Servicer shall make a Collateral Value Adjustment determination with respect to such Mortgage Loan. The amount of each Realized Loss or Collateral Value Adjustment shall be evidenced by an Officers' Certificate. All Realized Losses and Collateral Value Adjustments shall be allocated by the Trustee as follows in reduction of the related Class Balance: first, to the Class NR Certificates until the Class Balance thereof has been reduced to zero; second, to the Class G Certificates until the Class Balance thereof has been reduced to zero; third, to the Class F Certificates until the Class Balance thereof has been reduced to zero; fourth, to the Class E Certificates until the Class Balance thereof has been reduced to zero; fifth, to the Class D Certificates until the Class Balance thereof has been reduced to zero; sixth, to the Class C Certificates until the Class Balance thereof has been reduced to zero, seventh, to the

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Class B Certificates until the Class Balance thereof has been reduced to zero, and the remainder of such Realized Losses and Collateral Value Adjustments to the Class A1 and Class A2 Certificates, pro rata, until their respective Class Balances have been reduced to zero. Amounts allocated to reduce the related Class Balance should also reduce such Class' Voting Rights in proportion to the other Classes of Certificates.

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                                 ARTICLE VII

                               THE CERTIFICATES

          SECTION 7.01   The Certificates.

          (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits. The Class A1, Class A1X, Class A2, Class A2X, Class B, Class C, Class BCX, Class D, Class E, Class F, Class G and Class NR Certificates will be issuable only in minimum denominations (based on their respective Original Class Balances or Notional Amounts) corresponding to initial Certificate Balances or Notional Amounts as of the Delivery Date of not less than $100,000, and integral multiples of $1 in excess thereof. Only one Class R-I, one Class R-II and one Class R-III Certificate may be issued.

          (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer under its seal imprinted thereon. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          (c) The Class A1, Class A1X, Class A2, Class A2X, Class B, Class BCX, Class C, Class D and Class E Certificates, Class F, Class G and Class NR Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each of the referenced herein Certificates (except for such remainders) through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

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

          The Trustee, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates (and, if necessary, the selection of the Directing Certificateholder)) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

          If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Depositor is unable to locate a qualified successor or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners representing the same. In addition, upon request, the Trustee will issue Definitive Certificates in exchange for Ownership Interests in like Certificate Balances of the Book-Entry Certificates for the Class F, Class G or Class NR Certificates in connection with a transfer permitted pursuant to Section 7.02(b)(ii). Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Depositor, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depositor in connection with the issuance of the Definitive Certificates pursuant to this Section 7.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

          SECTION 7.02   Registration of Transfer and Exchange of
Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act) as

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Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Trustee, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. The Master Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

          (b) No transfer of any Class F, Class G, Class NR, Class R-I, Class R-II and Class R-III Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration or qualification and is to be made in connection with the issuance or transfer of a Definitive Certificate, then the Certificate Registrar shall require, in order to assure compliance with such laws, receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, a certificate from the prospective transferee substantially in the form attached as Exhibit D hereto, and (ii) in all other cases, (A) except where the Depositor or an Affiliate thereof is the transferor or transferee, an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), (B) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit C hereto and (C) a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit E hereto. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class F, Class G, Class NR, Class R-I, Class R-II and Class R-III Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Class F, Class G, Class NR, Class R-I, Class R-II and Class R-III Certificate without registration or qualification. Any Class F, Class G, Class NR, Class R-I, Class R-II or Class R-III Certificateholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (c) None of the Certificates except for the Class A1, Class A1X, Class A2, Class A2X, or any interest therein shall be transferred to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, zccounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as

                                      75
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 amended ("ERISA"), or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing any such Class or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Certificate
Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or
Section 4975 of the Code or cause the Master Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. In the absence of its having received the certification and Opinion of Counsel contemplated by the preceding sentence, the Certificate Registrar shall require the prospective transferee of any Class F, Class G, Class NR, Class R-I, Class R-II or Class R-III Certificate to certify, and each prospective transferee of any Class B, Class BCX, Class C, Class D or Class E Certificate shall be deemed to have represented by its acquisition of such Certificate, that it is neither (A) a Plan nor
(B) a Person who is directly or indirectly purchasing any such Class Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

          (d) No transfer of any Residual Certificate shall be made to a Non-United States Person. Notwithstanding anything to the contrary contained herein, prior to registration of any transfer, sale or other disposition of a Residual Certificate, the Certificate Registrar shall have received (i) an affidavit from the proposed transferee substantially in the form attached as Exhibit F-1 hereto, to the effect that, among other things, (A) such transferee is not a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, (B) such transferee is not a Non-United States Person, (C) such transferee has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificate remains outstanding, and (D) no purpose of such proposed transfer, sale or other disposition of the Residual Certificate is or will be to impede the assessment or collection of any tax, and (ii) a certificate from the transferor substantially in the form attached as Exhibit F-2 hereto, to the effect that, among other things, no purpose of such proposed transfer, sale or other disposition of the Residual Certificate is or will be to impede the assessment or collection of any tax. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of a Residual Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization or to a Non-United States Person, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions in respect of such Residual Certificate. If any purported transfer of a Residual Certificate shall be in violation of the provisions of this Section 5.02(d), then the prior Holder of the Residual Certificate purportedly transferred shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this
Section 5.02(d), be restored to all rights as Holder thereof retroactive to the date of the purported transfer. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is not permitted by this Section 5.02(d) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder

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
under the provisions of this Agreement. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a permitted transferee under this Section 5.02(d) at the time it became a Holder all payments made on such Residual Certificate. The Holder of Residual Certificates, by its acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.02 and to any amendment of this Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of a Residual Certificate to a Disqualified Organization or any other Person will not cause the Trust
Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the Trust Fund.

          (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at the office of the Certificate Registrar, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

          (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the office of the Certificate Registrar. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (i) All Certificates surrendered for transfer and exchange shall be physically cancelled by the Certificate Registrar and a certificate of such cancellation shall be delivered to the Trustee by the Certificate Registrar. The Certificate Registrar shall hold such cancelled Certificates in accordance with its standard procedures.

          SECTION 7.03   Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security

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

 or
indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 7.04   Persons Deemed Owners.

          The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
6.02 and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

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
                                 ARTICLE VIII

                                THE DEPOSITOR

          SECTION 8.01   Liability of the Depositor.

          The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor herein.

          SECTION 8.02   Merger, Consolidation or Conversion of the
Depositor.

          Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.


          The Depositor may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, shall be a party, or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 8.03   Limitation on Liability of the Depositor and
Others.

          Neither the Depositor nor any of its directors, officers, employees or agents shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of warranties or representations made herein, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of duties. The Depositor and any director, officer, employee or agent thereof may rely in good faith on any document of any kind which, prima
                                                                        -----
facie, is properly executed and submitted by any Person respecting any
- -----
matters arising hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not involve it in any expense or liability.

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
                                  ARTICLE IX

                                   DEFAULT

          SECTION 9.01   Events of Default.

          "Event of Default", wherever used herein, means with respect to any Servicer any one of the following events:

            (i) with respect to the Master Servicer, failure to advance or remit when due to the Trustee for deposit into the Certificate Account any amount required to be advanced or remitted under the terms of this Agreement; with respect to the Special Servicer, failure to advance or remit to the Primary Servicer or the Master Servicer, as required hereunder, any amount required to be advanced or remitted under the terms of the Agreement within one Business Day of date required pursuant to the terms of this Agreement;

           (ii) any failure on the part of such Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Depositor, the Trustee, or, in the case of the Special Servicer, the Master Servicer or to such Servicer
     (with a copy to the Depositor, the Trustee, and, in the case of the Special Servicer, the Master Servicer) by the Holders of Certificates entitled to at least 25% of the Voting Rights of any Class affected thereby; or

          (iii) any breach of the representations and warranties contained in Section 2.03(b) which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such Servicer by the Depositor, the Trustee or, in the case of the Special Servicer, the Master Service, or to such Servicer
     (with a copy to the Depositor, the Trustee and, in the case of the Special Servicer, the Master Servicer) by the Holders of Certificates entitled to at least 25% of the Voting Rights of any Class affected thereby; or

           (iv) the occurrence of an Event of Default with respect to such Servicer (for purposes of this clause (iv) only, as defined in any related Servicing Agreement) under such Servicing Agreement; or

            (v) either Rating Agency determines with respect to any Servicer that such Servicer adversely affects the then current rating on any of the Certificates;

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

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to, in the case of an Event of Default described in clauses (i) or (ii) hereof, at least 25% of the Voting Rights of any affected Class of Certificates or, in the case of any Event of Default described in clause (iii) hereof, at least 25% of all of the Voting Rights, the Trustee shall, by notice in writing to such Servicer, with a copy of such notice to the Depositor, and, in the case of the Special Servicer, the Master Servicer terminate all of the rights and obligations of such Servicer as such Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. From and after the receipt by such Servicer of such written notice, all authority and power of the such Servicer under this Agreement, shall pass to and be vested in the Master Servicer (or, if such Servicer is the Master Servicer or the Special Servicer and the Master Servicer are the same Person, the Trustee) pursuant to and under this Section, and, without limitation, the Master Servicer or the Trustee, as applicable, is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the such Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Master Servicer or Trustee, as applicable, with all documents and records requested by it to enable it to assume such Servicer's functions hereunder, and to cooperate with the Master Servicer or the Trustee, as applicable, in effecting the termination of such Servicer's responsibilities and rights hereunder.

          SECTION 9.02   Trustee to Act; Appointment of Successor.

          On and after the time the Master Servicer receives a notice of termination pursuant to Section 9.01, the Trustee shall be the successor in all respects to the Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer by the terms and provisions hereof provided, further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information or monies required by Section 9.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the Master Servicer or for any losses incurred by the Master Servicer hereunder. As compensation therefor, the Trustee shall be entitled to the servicing fees and all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Trust Fund if the Master Servicer had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Holders of Certificates entitled to at least more than 662/3% of the Voting Rights so request in writing to the Trustee, promptly appoint a successor pursuant to Section 8.01 of each Servicing Agreement. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided.

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

          SECTION 9.03   Notification to Certificateholders.

          (a) Upon any such termination pursuant to Section 9.01 above, any appointment of a successor to the Master Servicer pursuant to Section 9.02, or any appointment of a successor Special Servicer pursuant to the related Servicing Agreement, the Trustee shall give prompt written notice thereof to Certificateholders and each Rating Agency at their respective addresses appearing in the Certificate Register.

          (b) Not later than the later of 60 days after the occurrence of an Event of Default, the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured or waived.

          SECTION 9.04   Waiver of Events of Default.

          The Holders representing at least 66-2/3% of the Voting Rights evidenced by all Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clause (i) of Section 9.01 may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder, except that no Event of Default under Section 9.01(i) shall be deemed so waived or cured unless and until the Trustee has been reimbursed in full for all Advances which it may have made hereunder.
No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived.

Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 9.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

          SECTION 9.05   Additional Remedies of Trustee Upon Event of
Default.

          During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 9.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

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
                                  ARTICLE X

                            CONCERNING THE TRUSTEE

          SECTION 10.01  Duties of Trustee.


          (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and the Servicing Agreements, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement or any Servicing Agreement, shall examine them to determine whether they conform to the requirements of this Agreement or such Servicing Agreement, if applicable. If any such instrument is found not to conform to the requirements of this Agreement or such Servicing Agreement if applicable in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement and the Servicing Agreements, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and the Servicing Agreement, no implied covenants or obligations shall be read into this Agreement or any Servicing Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement and the Servicing Agreements;

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           (ii)  The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

          SECTION 10.02 Monitoring Certificateholders and Directing Certificateholder.

          (a) Each Monitoring Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to provide its name and address to the Trustee and to notify the Trustee of the transfer of any Certificate of a Monitoring Class the selection of a Directing Certificateholder or the resignation or removal thereof. The Directing Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Trustee when such Certificateholder is appointed Directing Certificateholder and when it is removed or resigns.

          (b) Within thirty (30) days of the Delivery Date, the Trustee shall notify the Monitoring Certificateholders that they may select a Directing Certificateholder for purposes of Sections 5.03 and 5.11 of this Agreement. Such notice shall set forth the process established by the Trustee in order to select a Directing Certificateholder.

          (c) A "Monitoring Class" as of any time of determination shall be the following Class or Classes of Certificates:

            (i) if the Class outstanding with the most subordinate interest in the Trust Fund represents at least 2% by Class Balance of all the Certificates, such Class only;

           (ii) otherwise, each Class, in reverse order of seniority, but only to the extent necessary to represent, in the aggregate, at least 2% by Class Balance of all the Certificates.

          (d) Once a Directing Certificateholder has been selected pursuant to clause (b) above, each of the Servicer, the Depositor, the Trustee and each other Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Monitoring Certificateholders, by Certificate Balance, or such Directing Certificateholder shall have notified the Trustee and each other Monitoring Certificateholder, in writing, of the

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resignation of such Directing Certificateholder or the selection of a new Directing Certificateholder. Upon the resignation of a Directing Certificateholder, the Trustee shall request the Monitoring
Certificateholders to select a new Directing Certificateholder.

          (e) Within two (2) Business Days (or as soon thereafter as practicable if Monitoring Certificates are held in Book-Entry Form) of receiving a request from the Special Servicer pursuant to Section 5.03(a) the Trustee shall deliver to the Special Servicer and the Master Servicer a list of each Monitoring Certificateholder and the Directing Certificateholder including names and addresses. In addition to the foregoing, within two (2) Business Days of receiving notice of the selection of a new Directing Certificateholder or the existence of a new Monitoring Certificateholder, the Trustee shall notify the Special Servicer.

          (f) If at any time a Book-Entry Certificate belongs to a Monitoring Class, the Trustee shall notify the related Certificateholders (through the Depository, unless the Trustee shall have been previously provided with the name and address of such Certificateholder) of such event and shall request that it be informed of any change in the identity of the related Certificate Owner from time to time.

          (g) Until it receives notice to the contrary each of the Servicers and the Trustee shall be entitled to rely on the most recent notification with respect to the identity of the Monitoring Certificateholders and the Directing Certificateholder.

          SECTION 10.03  Powers of Attorney.

          The Trustee shall execute and deliver any powers of attorney prepared and delivered to it by the Special Servicer pursuant to Section 5.03(b) or the related Servicing Agreement.

          SECTION 10.04  Certification by Certificate Owners.

          To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person which shall specify, in reasonable detail satisfactory to the Trustee, the Class and Certificate Balance of the Certificate owned, the value of such Person's interest in such Certificate and any intermediaries through which such Certificate is held. The Trustee shall make such determination at the request of such Person or any Servicer. The Trustee shall be entitled to rely conclusively on information it receives from the Depository, Depository Participants, and indirect participating brokerage firms for which a Depository Participant acts as agent, with respect to the identity of a Certificate Owner.

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          SECTION 10.05  Certain Matters Affecting the Trustee.

          (a)  Except as otherwise provided in Section 8.01:

            (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

           (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

          (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

           (iv) The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however,
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     that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand;

           (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, provided, however, that the Trustee shall remain liable for the performance of all duties hereunder;

          (vii) The Trustee shall not be required to obtain a deficiency judgment against any Mortgagor;

         (viii) For all purposes under this Agreement or any of the Servicing Agreements, the Trustee shall not be deemed to have notice of any Event of Default hereunder or thereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Holders of the Certificates and this Agreement;

           (ix) The Trustee shall not be responsible for any act or omission of the Certificate Registrar (unless the Trustee or an Affiliate of the Trustee is acting as Certificate Registrar), the Master Servicer, the Special Servicer or the Depositor; and

            (x) Other than as expressly provided herein, the Trustee shall not be required to monitor the activities of any Servicer and shall not be responsible for the actions or omissions of any such Servicer.

          SECTION 10.06  Trustee Not Liable for Certificates or Mortgage
                         Loans.

          The recitals contained herein and in the Certificates, other than the Certificate of Authentication, shall be taken as the statements of the Depositor, the Master Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement (other than as to the due authorization, execution and delivery thereof by it) or of the Certificates (other than as to the due authorization and execution thereof by it) or of any Mortgage Loans or related document.
The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the
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assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

          SECTION 10.07  Trustee May Own Certificates.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

          SECTION 10.08  Fees and Expenses of Trustee; Indemnification of
Trustee.

          (a) The Trustee shall be entitled to receive as reasonable compensation out of the Certificate Account (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder on each Distribution Date in an amount equal to 0.0225% per annum, calculated on the same basis as interest on the Certificates.

          (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense (including without limitation costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any act or omission on the part of the Trustee with respect to this Agreement or the Certificates (other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of duties hereunder, or as may arise from a breach of any representation or warranty of the Trustee set forth herein or from any failure of the Trustee to perform its obligations set forth in Section 10.15, or as may be covered under Section 10.08(c)); provided, however, that with respect to any third party claim:

          (i) the Trustee shall have given the Master Servicer, the Depositor, the Holders and, if in the respect to a Specially Serviced Mortgage Loan, the Special Servicer, written notice thereof promptly after the Trustee shall have knowledge thereof;

         (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer, the Depositor and, if in the respect to a Specially Serviced Mortgage Loan, the Special Servicer in preparing such defense; and

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

        (iii) notwithstanding anything to the contrary in this Section 10.08, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Master Servicer, the Depositor and, if in the respect to a Specially Serviced Mortgage Loan, the Special Servicer, which consent shall not be unreasonably withheld.

          Without in any way limiting the generality of the foregoing indemnity, such indemnity shall specifically cover any loss, liability, expense and costs of litigation and investigation, counsel fees, damages, judgments and amounts paid in settlement incurred by the Trustee pursuant to any federal, state or local environmental statute.

          (c) The provisions of this Section 10.08 shall survive the termination of this Agreement. Any payment hereunder made by the Depositor, the Master Servicer or the Special Servicer to the Trustee shall be from its own funds, without reimbursement therefor from Certificateholders or the Trust Fund.

          SECTION 10.09  Eligibility Requirements for Trustee.

          The Trustee hereunder shall at all times be an association or a corporation organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The short-term or long-term debt obligations of the Trustee shall at all times be rated in a rating category by each Rating Agency (or if such obligations are not rated by Fitch Investors Service, L.P., are rated by each other Rating Agency) at least equal to the rating one category below the highest rating assigned by such Rating Agency to the then outstanding Certificates, but in no event lower than an "investment grade" rating by such Rating Agency, so as not to cause a downgrade, qualification or withdrawal of the then current ratings on the Certificates, as confirmed in writing by such Rating Agencies. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.10. The corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor and its Affiliates, the Master Servicer and its Affiliates or the Special Servicer and its Affiliates.

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          SECTION 10.10  Resignation and Removal of the Trustee.

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and to all Certificateholders. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee acceptable to the Depositor by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, the Depositor and the Special Servicer by the Master Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 10.09 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Master Servicer may remove the Trustee and appoint a successor trustee acceptable to the Depositor by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, the Depositor and the Special Servicer by the Master Servicer.

          (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed.
A copy of such instrument shall be delivered to the remaining Certificateholders and the Special Servicer by the Master Servicer.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 10.11.

          SECTION 10.11  Successor Trustee.

          (a) Any successor trustee appointed as provided in Section 10.10 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act,

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deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Loan Files and related documents and statements held by it hereunder (other than any Mortgage Loan Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

          (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 10.09.

          (c) Upon acceptance of appointment by a successor Trustee as provided in this Section, the successor Trustee shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.

          SECTION 10.12  Merger or Consolidation of Trustee.

          Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible (including the receipt of Rating Agency confirmations) under the provisions of Section 10.09 or 10.11, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 10.13  Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 10.13, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate

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

trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.09 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 10.11 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 10.13 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e)  The appointment of a co-trustee or separate trustee under this
Section 10.13 shall not relieve the Trustee of its duties and responsibilities hereunder.

          SECTION 10.14  Appointment of Custodians.

          (a) The Trustee may, with the consent of the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Loan Files as agent for the Trustee. Subject to the other provisions of this
Article X, the Trustee agrees to enforce the terms and provisions of Sections
2.01 and 2.02 hereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000, shall

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

be qualified to do business in the jurisdiction in which it holds any Mortgage Loan File and shall not be the Depositor or any Affiliate of the Depositor. Each Custodian shall be subject to the same obligations and standard of care as are imposed on the initial Custodian hereunder in connection with the retention of Mortgage Loan Files. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

          SECTION 10.15  Representations and Warranties of the Trustee.

          The Trustee hereby represents and warrants to the Master Servicer and the Depositor, as of the Delivery Date, that:

            (i) The Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

           (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

          (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

           (iv) This Agreement, assuming due authorization, execution and delivery by the Master Servicer, the Special Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any
federal,  state  or   local  governmental  or  regulatory   authority,  which
violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

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

           (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

          SECTION 10.16  Massachusetts Filings.

          The Trustee shall make all filings required under Massachusetts General Laws, Chapter 182, Sections 2 and 12.


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                                  ARTICLE XI

                                 TERMINATION

          SECTION 11.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

          Subject to Section 11.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth and any indemnification provision) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Master Servicer and the Trustee and required hereunder to be so paid or deposited on the Distribution Date following the earlier to occur of (i) the purchase by the Master Servicer, the Special Servicer, any holder of a Class R-I Certificate, the holder of an aggregate Percentage Interest in excess of 50% of the Most Subordinate Class of Certificates or (to the extent all of the remaining Mortgage Loans are being serviced thereby as Primary Servicer) the Primary Servicer of all Mortgage Loans remaining in the Trust Fund at a price equal to the sum of (A) the aggregate Purchase Price of all the Mortgage Loans (other than REO Property) included in the Trust Fund, plus the appraised value of each REO Property, if any, included in the Trust Fund, as determined by the Depositor and (B) one month's accrued interest on the Stated Principal Balance of any REO Mortgage Loan (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          Any Person which shall make an election to purchase all of the Mortgage Loans remaining in the Trust Fund pursuant to clause (i) of the preceding paragraph shall do so by giving written notice to the Trustee and the Depositor no later than 60 days prior to the anticipated date of purchase; provided, however, that no such election to purchase all of the Mortgage Loans remaining in the Trust Fund pursuant to clause (i) above shall be made unless the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund at the time of such election is less than 5% of the aggregate Cut-off Date Balance of the Mortgage Loans.

          Notice of any termination shall be given promptly by any such Person electing to terminate by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property, not earlier than the 60th day and not later than the 30th day of the month next preceding the month of the proposed final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Certificate Registrar therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Registrar. Unless it is acting as Certificate Registrar, the Master Servicer shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the Master Servicer's purchase of all of the Mortgage Loans remaining in the Trust Fund, the Master Servicer shall deposit in the Certificate Account not later than the last Business Day of the Collection Period relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. Upon receipt of an Officers' Certificate to the effect that such final deposit has been made, the Trustee shall release to the Master Servicer the Mortgage Loan Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments necessary to effectuate transfer of the Mortgage Loans.

          Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates (i) the amount otherwise distributable on such Distribution Date in accordance with Section 6.02 in respect of the Certificates so presented and surrendered, if not in connection with the Master Servicer's purchase of all of the Mortgage Loans, or (ii) such Certificateholder's Percentage Interest of that portion of the Available Distribution Amount for such Distribution Date allocable to payments on the Class of Certificates so presented and surrendered as described below, if in connection with the Master Servicer's purchase of all of the Mortgage Loans. If the Trust Fund is to terminate in connection with the Master Servicer's purchase of all of the Mortgage Loans, the Available Distribution Amount for the final Distribution Date shall be allocated in the order set forth in Section 6.02.

                                 ARTICLE XII

                           MISCELLANEOUS PROVISIONS

          SECTION 12.01  Amendment.

          (a) This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity,
(ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated; or (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed such action which, if made effective, would apply retroactively to the Trust Fund at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of the Trust Fund; provided that such action (except any amendment described in clause (v) above) shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder; provided further, however, that an Opinion of Counsel shall not be required if each Rating Agency then rating the Certificates shall have confirmed in writing that immediately following such amendment such Rating Agency will not qualify, lower or withdraw its rating on the Certificates as a result of such amendment.

          (b) This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates affected thereby entitled to at least 51% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) without the consent of the Holders of all Certificates of such Class, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.01, Certificates registered in the name of the

Depositor, the Master Servicer, the Special Servicer or any Affiliate of the Depositor, the Master Servicer or the Special Servicer shall be entitled to Voting Rights with respect to matters described in clauses (i) and (ii) of this paragraph affecting such Certificates.

          (c) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Master Servicer shall consent to any amendment to this Agreement unless the Trustee and the Master Servicer shall each have obtained or been furnished with an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer or the Trustee in accordance with such amendment will not result in the imposition of a tax on the Trust Fund pursuant to the REMIC Provisions or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding.

          (d) Promptly after the execution of any such amendment, the Trustee shall furnish a statement describing the amendment to each Certificateholder and each Underwriter and a copy of such amendment to each Rating Agency.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

          (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 12.01(a) or (c) shall be borne by the Person seeking the related amendment.

          (h) The Trustee shall not enter into or consent to any amendment of a Servicing Agreement unless the conditions set forth in clause (a) or (b) above are satisfied with respect to such amendment.

          SECTION 12.02  Recordation of Agreement; Counterparts.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 12.03  Limitation on Rights of Certificateholders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, a Servicing Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of an Event of Default, or of a default by the Depositor in the performance of any of its obligations hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least
25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 12.04  Governing Law.

          This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 12.05  Notices.

          Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered mail, postage prepaid, return receipt requested, and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex, telecopy or telegraph and confirmed by a writing delivered by means of (a), (b) or (c), to: (i) in the case of the Depositor, J.P. Morgan Commercial Mortgage Finance Corp., 60 Wall Street, New York, New York 10260, Attention: President, telecopy number: (212) 648-5138; (ii) in the case of the Master Servicer and Special Servicer, Banc One Management and Consulting Corporation, 1717 Main Street, 11th Floor, Dallas, Texas 75201, Attention: Edgar L. Smith, Chief Operating Officer and Executive Vice President, telephone number: 214-290-5178, telecopy number:
214-290-4480; (iii) in the case of the Trustee, State Street Bank and Trust Company, Two International Place - 5th Floor, Boston, Massachusetts 02110,
Attention: Corporate Trust Department, telephone number: 617-786-3000, telecopy number: 617-664-5367; and (iv) in the case of the Rating Agencies,
(A) Standard & Poor's Ratings Services, 25 Broadway, New York, New York 10004, Attention: Commercial Mortgage Surveillance Group, and (B) Fitch Investors Service, L.P., One State Street Plaza, New York, New York 10004,
Attention:  Commercial Mortgage-Backed Securities Group, telephone number:
212-908-0537, telecopy number: 212-635-0295; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be sent to the address of such Holder as shown in the Certificate Register.

          SECTION 12.06  Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 12.07  Grant of a Security Interest.

          The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than loan principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Account, the Trust Master Collection Account, Trust Primary Collection Account and the REO Account and all reinvestment earnings on such amounts, together with all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. The Depositor shall cause to be filed, as a precautionary filing, a Form UCC-1 substantially in the form attached as Exhibit E hereto in all appropriate locations in the State of New York promptly following the initial issuance of the Certificates, and the Trustee shall file continuation statements thereto at such office, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee in preparing and filing such continuation statements. This Section
10.10 shall constitute notice to the Trustee pursuant to any of the requirements of the New York Uniform Commercial Code.

          SECTION 12.08  Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by each Servicer, the Trustee and the respective successors and assigns thereof and shall inure to the benefit of the Certificateholders.

          (b) The rights and obligations of any Servicer under this Agreement may not be assigned to any Person by such Servicer unless the rights and obligations of such Servicer under each related Servicing Agreement are also assigned to such Person pursuant to the terms of such Servicing Agreement.

          SECTION 12.09  Article and Section Headings.

          The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          SECTION 12.10  Notices and Information to Rating Agencies.

          (a) The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

            (i)  any material change or amendment to this Agreement;

           (ii)  the occurrence of any Event of Default;

          (iii) the resignation or termination of the Master Servicer, the Special Servicer or the Trustee;

           (iv)  the repurchase of Mortgage Loans pursuant to Section
2.04(a);

            (v)  the final payment to any Class of Certificateholders; and

           (vi)  any change in the location of the Certificate Account.

          (b) The Master Servicer shall use its best efforts promptly to provide notice to the Rating Agencies with respect to any determination by the Master Servicer that an Advance with respect to a Mortgage Loan constitutes (or would, if made, constitute) a Nonrecoverable Advance under any Servicing Agreement.

          (c) The Master Servicer shall promptly furnish to the Rating Agencies copies of the following:

            (i)  each of its annual statements as to compliance described in
Section 3.07 of each Servicing Agreement,

           (ii) each of its annual independent public accountants' servicing reports described in Section 3.08 of each Servicing Agreement,

          (iii) the most current rent rolls and financial statements available from time to time with respect to any Mortgaged Property or any Mortgagor, and

           (iv) other information the Rating Agencies may reasonably request consistent with the Master Servicer's servicing duties hereunder.

          SECTION 12.11  Certificateholders List.

          Upon request of the Directing Certificateholder, the Trustee shall provide a list of each Certificateholder and, to the extent known to the Trustee and solely based on the certification of Certificate Owners, each Certificate Owner.

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                              J.P. MORGAN COMMERCIAL MORTGAGE
                                FINANCE CORP.,
                                        Depositor


                              By: ________________________________________
                              Name: ______________________________________
                              Title: _____________________________________


                              BANC ONE MANAGEMENT AND CONSULTING
                                CORPORATION,
                                    Master Servicer and Special Servicer


                              By: ________________________________________
                              Name: ______________________________________
                              Title: _____________________________________


                              STATE STREET BANK AND TRUST COMPANY,
                                   Trustee and Extension Advisor


                              By: ________________________________________
                              Name: ______________________________________
                              Title: _____________________________________

STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )

          On the ________ day of ________, 199_ before me, a notary public in and for said State, personally appeared ________________________________ known to me to be a __________________________ of J.P. Morgan Commercial Mortgage Finance Corp., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                              ______________________________
                                      Notary Public


(Notarial Seal)

STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )

          On the ______ day of _____________, 199_, before me, a notary public in and for said State, personally appeared ________________________ known to me to be _____________________ of ___________________________, one
of the ___________________ that executed the within instrument, and also known to me to be the person who executed it on behalf of said __________________, and acknowledged to me that such ____________________
executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                              _______________________________
                                        Notary Public


(Notarial Seal)

STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )

          On the ______ day of _____________, 199_, before me, a notary public in and for said State, personally appeared ________________________ known to me to be ___________________ of _________________________, one of
the ______________________ that executed the within instrument, and also known to me to be the person who executed it on behalf of said __________________, and acknowledged to me that such ___________________
executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                              _______________________________
                                       Notary Public


(Notarial Seal)

                                  EXHIBIT A

                        FORM OF CLASS ( ) CERTIFICATE


(SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ______________ 199_. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CONSTANT PREPAYMENT RATE OF __% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____________ OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE. THE YIELD TO MATURITY IS __% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____________ PER $1,000 OF INITIAL
CERTIFICATE BALANCE,  COMPUTED UNDER THE  APPROXIMATE METHOD.   NO  REPRESEN-
TATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.)

(SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

TRANSFER OF THIS CLASS ( ) CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS SET FORTH HEREIN. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER OF THIS CLASS ( ) CERTIFICATE TO A DISQUALIFIED ORGANIZATION (AS DEFINED HEREIN) OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR TO A NON-UNITED STATES PERSON (AS DEFINED HEREIN), SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.)

(THIS CLASS ( ) CERTIFICATE IS SUBORDINATE TO THE CLASS ( ) CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.)

(THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.)

(NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.)

                 CLASS ( ) MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of _________________________ formed and sold by

                J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.

Series 199_-_                          (Original Class (  )
Balance:                               $_________________)

(Certificate
Rate:  ______________)

(On a Notional Amount)

Date of Pooling and Servicing          (Initial Certificate
Agreement:   ______, 199_              Balance of this Class ( )
                                       Certificate as of the
                                       Issue Date:
Cut-off Date:  _________, 199_         $_______________________)
Issue Date:  ___________, 199_         (Percentage Interest: ____%)

First Distribution Date:
____________, 199_

Master Servicer:                       Trustee:
_________________________              _________________________

No.______

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP. OR ANY OF ITS AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

(DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, A PORTION OF THE INTEREST ACCRUED IN RESPECT OF THIS CERTIFICATE FROM TIME TO TIME MAY NOT BE PAYABLE CURRENTLY BUT MAY INSTEAD BE ADDED TO THE CERTIFICATE BALANCE HEREOF AS SET FORTH HEREIN.) ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE HEREOF AT ANY TIME MAY BE (MORE OR) LESS THAN THE AMOUNT SHOWN ABOVE.)

          This certifies that __________ is the registered owner of the Percentage Interest evidenced by this Class ( ) Certificate (obtained by dividing the Initial Certificate Balance of this Class ( ) Certificate as of the Issue Date by the Original Class ( ) Balance) in that certain beneficial ownership interest evidenced by all the Class ( ) Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among J.P. Morgan Commercial Mortgage Finance Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), ____________ (hereinafter called the "Master Servicer" or the "Special Servicer", as applicable) and ______________ (hereinafter called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the __th day of each (month) (_____) or, if such __th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class ( ) Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on a Class ( ) Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (or, in the case of the distribution on the First Distribution Date, no later than the Delivery Date) and is the registered owner of Certificates the aggregate initial Certificate Balance of which is at least $__________, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Registrar. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Certificate Registrar or such other location as may be specified in such notice.

          (This Certificate is subordinate in right of distribution to the Class ( ), Class ( ) and Class ( ) Certificates as set forth in the Agreement. The Holders of the Class ( ) Certificates are entitled to receive on any Distribution Date only that portion of the Available Distribution Amount not required to be distributed on the Class ( ), Class ( ) and Class
( ) Certificates.)

          With respect to each Distribution Date, the Class ( ) Certificates will accrue thirty days' interest at the Pass-Through Rate for such Distribution Date on the (Class ( ) Balance) (Notional Amount) outstanding immediately prior to such Distribution Date, net of the Class ( ) Certificates' allocable share of certain interest shortfalls resulting from principal prepayments on the Mortgage Loans which interest shortfalls are not otherwise covered as provided under the Agreement. (The Pass-Through Rate with respect to any Distribution Date is the rate per annum equal to , expressed as a percentage and rounded to decimal places).

          (A portion of the interest accrued in respect of the Class ( ) Certificates for any Distribution Date will not be payable currently but will instead be added to the Class ( ) Balance on such Distribution Date in the event that the Mortgage Loans have experienced negative amortization during the related Collection Period. The portion of interest to be so added to the Class ( ) Balance will equal the Class ( ) Certificates' allocable share of such aggregate negative amortization in respect of the Mortgage Loans.)

          (As more specifically set forth in the Agreement, the Class ( ) Balance shall equal the Original Class ( ) Balance as adjusted from time to time on each Distribution Date to reflect any interest added thereto as contemplated by the immediately preceding paragraph and any distributions of principal in respect of the Class ( ) Certificates. Following the First Distribution Date specified above, the Certificate Balance of this Certificate will equal the product of the Percentage Interest evidenced by this Certificate and the Class ( ) Balance.)

          (This Certificate is senior in right of distribution to the Class ( ), Class ( ) and Class ( ) Certificates as set forth in the Agreement.)

          (The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.)

          (Any distribution to the Holder of this Certificate in reduction of the Certificate Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.)

          The Class ( ) Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.
As provided in the Agreement
and subject to certain limitations therein set forth, Class ( ) Certificates are exchangeable for new Class ( ) Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          (No transfer of any Class ( ) Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration or qualification, then the Certificate Registrar shall require, in order to assure compliance with such laws, receipt of: (a) if such transfer is of Class ( ) Certificate and is purportedly made in reliance on Rule 144A under the 1933 Act, either (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit C-1 to the Agreement, or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form of Exhibit C-2 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit C-3 to the Agreement; and (b) in all other cases, (i) except as otherwise set forth in the Agreement, an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit C-4 to the Agreement and (iii) a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit C-5 hereto. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class ( ) Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class
( ) Certificate without registration or qualification. Any Class ( ) Certificateholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.)

          (No transfer of a Class ( ) Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class ( ) Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer or Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code.
In the absence of its having received the certification and Opinion of Counsel contemplated by the preceding sentence, the Certificate Registrar shall require the prospective transferee of any Class ( ) Certificate to certify that it is neither (A) a Plan nor (B) a Person who is directly or indirectly purchasing such Class ( ) Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.)

          (No transfer of any Class ( ) Certificate shall be made to a Non-United States Person. Notwithstanding anything to the contrary contained herein, prior to registration of any transfer, sale or other disposition of a Class ( ) Certificate, the Certificate Registrar shall have received (i) an affidavit from the proposed transferee substantially in the form attached as Exhibit D-1 to the Agreement, to the effect that, among other things, (A) such transferee is not a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, (B) such transferee is not a Non-United States Person, (C) such transferee has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as the Class ( ) Certificate remains outstanding, and (D) no purpose of such proposed transfer, sale or other disposition of the Class ( ) Certificate is or will be to impede the assessment or collection of any tax, and (ii) a certificate from the transferor substantially in the form attached as Exhibit D-2 to the Agreement, to the effect that, among other things, no purpose of such proposed transfer, sale or other disposition of the Class ( ) Certificate is or will be to impede the assessment or collection of any tax. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of a Class ( ) Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization or to a Non-United States Person, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions in respect of such Class ( ) Certificate. If any purported transfer of a Class ( ) Certificate shall be in violation of the provisions of Section 5.02(d) of the Agreement, as described in this paragraph, then the prior Holder of the Class
( ) Certificate purportedly transferred shall, upon discovery that the transfer of such Class ( ) Certificate was not in fact permitted by Section 5.02(d) of the Agreement, be restored to all rights as Holder thereof retroactive to the date of the purported transfer. The Trustee and the Master Servicer shall be under no liability to any Person for any registration of transfer of a Class ( ) Certificate that is not permitted by
Section 5.02(d) of the Agreement or for making payments due on such Class
( ) Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of the Agreement. The prior Holder shall be entitled to recover from any purported Holder of a Class ( ) Certificate that was in fact not a permitted transferee under
Section 5.02(d) of the Agreement at the time it became a Holder all payments made on such Class ( ) Certificate. The Holder of a Class ( ) Certificate, by its acceptance thereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of a Class ( ) Certificate to a Disqualified Organization or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the Trust Fund.)

          (A Disqualified Organization is any of (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, or (iii) any organization described in Section 1381(a)(2)(C) of the Code. A corporation will not be treated as an instrumentality of the United States or of any State or any political subdivision thereof if all of its activities are subject to tax and, with the exception of FHLMC, a majority of its board of directors is not selected by a governmental unit.
A Non-United States Person is a Person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.)

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Master Servicer or the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the Master Servicer at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all other assets of the Trust Fund. The Agreement permits, but does not require, the Master Servicer to purchase from the Trust Fund all Mortgage Loans and all other assets of the Trust Fund. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than (10%) of the aggregate Cut-off Date Balance of the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances(, including any amendment necessary to maintain the status of the Trust Fund as a REMIC,) without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          The recitals contained herein and in the Agreement, other than the Certificate of Authentication, shall be taken as the statements of the Depositor or the Master Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Agreement (other than as to the due authorization, execution and delivery thereof by it) or of the Certificates (other than as to the due authorization and execution thereof by it) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor or the Master Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer, and accepted by the Trustee in good faith, pursuant to the Agreement.

          This Certificate shall be construed in accordance with the internal laws of the State of New York, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.


Dated:



                                   _______________________________________
                                   as Trustee


(SEAL)                             By: ___________________________________
                                               Authorized Officer


                        CERTIFICATE OF AUTHENTICATION


     This is one of the Class ( ) Certificates referred to in the within-mentioned Agreement.



                                   _______________________________________
                                   as Certificate Registrar


                                   By: ___________________________________
                                        Authorized Signatory

                                  EXHIBIT B

                        FORM OF ASSET STRATEGY REPORT

                                  EXHIBIT C

                        FORM OF TRANSFEROR CERTIFICATE


                                                     ___________________, 19_


(CERTIFICATE REGISTRAR)


     Re:  J.P. Morgan Commercial Mortgage Finance Corp.,
          Mortgage Pass-Through Certificates,
          Series 199_-_, Class ( )
          ----------------------------------------------


Dear Sirs:


     This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to _______________________________
(the "Transferee") of a Certificate evidencing a ____% Percentage Interest in the captioned Class of Certificates (the "Certificate"), pursuant to
Section 7.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of _____________, 199__, among J.P. Morgan Commercial Mortgage Finance Corp., as depositor, __________, as master servicer and special servicer, and _______________, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferor is the lawful owner of the Certificate with the full right to transfer the Certificate free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from, or otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with, any person by means of any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine or similar news medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or advertising, or in any manner which would constitute a distribution under the Securities

Act of 1933 (the "1933 Act") or which would render the disposition of the Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

                                   _______________________________________
                                   (Transferor)


                                   By: ___________________________________
                                   Name: _________________________________
                                   Title: ________________________________

                                  EXHIBIT D


                         FORM OF INVESTMENT LETTER --
                        QUALIFIED INSTITUTIONAL BUYER


                                                  (Date)


(Trustee Name and Address)

J.P. Morgan Securities Inc.
  as Initial Purchaser in connection with
  the Private Placement Memorandum
  referred to below
60 Wall Street
New York, New York  10260

Dear Sirs:

     In connection with our proposed purchase of the Mortgage Pass-Through Certificates, Series 1996-C3, (Class F, Class G, Class NR, Class R-I, Class R-II and Class R-III) (the "Certificates") of J.P. Morgan Commercial Mortgage Finance Corp. (the "Depositor"), we confirm that:

          1. We have received a copy of the Private Placement Memorandum (the "Private Placement Memorandum") dated __________, relating to the Certificates and such other information as we deem necessary in order to make our investment decision. We understand that the Private Placement Memorandum speaks only as of its date and that the information contained therein may not be correct or complete as of any time subsequent to such date.

          2. We understand that the Certificates have not been, and will not be registered under the Securities Act of 1933, as amended (the "Act") and may not be sold except as permitted by the restrictions and conditions set forth in the Pooling and Servicing Agreement dated as of __________, 1996 relating to the Certificates and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Certificates except in compliance with, such restrictions and conditions and the Act. We understand that on any proposed resale of any Certificates, we will be required to furnish to the Trustee such certifications, legal opinions and other information as it may require to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act. We further understand that the Certificates will bear a legend to the foregoing effect.

          3. We are a "qualified institutional buyer" (within the meaning of Rule 144A under the Act) (a "QIB") and we are acquiring the Certificates for our own account or for the account of a QIB for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Act, and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment. We acknowledge that the sale of the Certificates to us is being made in reliance on Rule 144A.

          4. We are acquiring each of the Certificates purchased by us for our own account or for a single account (which is a QIB and from which no resale, pledge or other transfer may be made) as to each of which we exercise sole investment discretion.

          5.   We are not an employee benefit plan (a "Plan") subject to
Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a person acting on behalf of such a Plan or using the assets of such a Plan to acquire the Certificates.

     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                   Very truly yours,


                                   By: ___________________________________
                                   Name:
                                   Title:


Securities To Be Purchased:

$           principal amount of Certificates

                                  EXHIBIT E

                         FORM OF INVESTMENT LETTER --
                      INSTITUTIONAL ACCREDITED INVESTOR


                                                  (Date)


(Trustee Name and Address)

J.P. Morgan Securities Inc.
  as Initial Purchaser in connection with
  the Private Placement Memorandum
  referred to below
60 Wall Street
New York, New York  10260

Dear Sirs:

     In connection with our proposed purchase of the Mortgage Pass-Through Certificates, Series 1996-C3, (Class F, Class G, Class NR, Class R-I, Class R-II and Class R-III) (the "Certificates") of J.P. Morgan Commercial Mortgage Finance Corp. (the "Depositor"), we confirm that:

          1. We have received a copy of the Private Placement Memorandum (the "Private Placement Memorandum") dated __________, relating to the Certificates and such other information as we deem necessary in order to make our investment decision. We understand that the Private Placement Memorandum speaks only as of its date and that the information contained therein may not be correct or complete as of any time subsequent to such date.

          2. We understand that the Certificates have not been, and will not be registered under the Securities Act of 1933, as amended (the "Act") and may not be sold except as permitted by the restrictions and conditions set forth in the Pooling and Servicing Agreement dated as of __________, 1996 relating to the Certificates and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Certificates except in compliance with, such restrictions and conditions and the Act. We understand that on any proposed resale of any Certificates, we will be required to furnish to the Trustee such certifications, legal opinions and other information as it may require to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act. We further understand that the Certificates will bear a legend to the foregoing effect.

          3. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3), or (7) under the Act) and we are acquiring the Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Act, and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment.

          4. We are acquiring each of the Certificates purchased by us for our own account or for a single account (each of which is an institutional "accredited investor" and from which no resale, pledge or other transfer may be made) as to which we exercise sole investment discretion.

          5.   We are not an employee benefit plan (a "Plan") subject to
Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a person acting on behalf of such a Plan or using the assets of such a Plan to acquire the Certificates.

     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        By: ______________________________
                                        Name:
                                        Title:


Securities To Be Purchased:

$           principal amount of Certificates

                                 EXHIBIT F-1

                          FORM OF TRANSFER AFFIDAVIT


STATE OF       )
               ) ss.:
COUNTY OF      )


     (NAME OF OFFICER), being first duly sworn, deposes and says that:

     1. He is the (Title of Officer) of (Name of Owner) (the record or beneficial owner (the "Owner") of J.P. Morgan Commercial Mortgage Finance Corp., Mortgage Pass-Through Certificate, Series 199_-_, Class ( ), No. ___ (the "Class ( ) Certificate")), a ________________ duly organized and existing under the laws of (the State of ______________) (the United States), on behalf of which he makes this affidavit. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class ( ) Certificate was issued.

     2. The Owner (i) is and will be a "Permitted Transferee" as of (date of transfer) and (ii) is acquiring the Class ( ) Certificate for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

     3. The Owner is aware (i) of the tax that would be imposed on transfers of the Class ( ) Certificate to disqualified organizations under the Internal Revenue Code of 1986, as amended, that applies to all transfers of the Class ( ) Certificate after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false.

     4. The Owner is aware of the tax imposed on a "pass-through entity" holding the Class ( ) Certificate if at any time during the taxable year of the pass-through entity a

                                      F-1-1
non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

     5.   The Owner is aware that it cannot transfer the Class
( ) Certificate unless the transferee, or the transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit in substantially the same form as this affidavit.

     6. The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class ( ) Certificate will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

     7.   The Owner's taxpayer identification number is ___________________.

     8. No purpose of the Owner relating to its purchase of a Class ( ) Certificate is or will be to impede the assessment or collection of any tax.

     9. The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as the Class ( ) Certificate remains outstanding.

     10. The Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as the Class ( ) Certificate remains outstanding.

     11. No purpose of the Owner relating to any sale of any Class ( ) Certificate will be to impede the assessment or collection of any tax.

     12.  The Owner is not a Non-United States Person.


     IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its (Title of Officer) and its Corporate Seal to be hereunto attached, attested by its (Assistant) Secretary, this ____ day of __________, 199__.

                              (NAME OF OWNER)


                              By:  _______________________________________
                                   (Name of Officer)
                                   (Title of Officer)


(Corporate Seal)
                                      F-1-2

ATTEST:



_____________________
(Assistant) Secretary


Personally appeared before me the above-named (Name of Officer), known or proved to me to be the same Person who executed the foregoing instrument and to be the (Title of Officer) of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

     Subscribed and Sworn before me this ____ day of 199_.



                              ____________________________________________
                              NOTARY PUBLIC

                              COUNTY OF __________________________________
                              STATE OF ___________________________________
                              My Commission expires the
                              ____ day of ____________, 19__.

                                      F-1-3

                                 EXHIBIT F-2

                        FORM OF TRANSFEROR CERTIFICATE


                                                            __________, 199__

(CERTIFICATE REGISTRAR)


          Re:  J.P. Morgan Commercial Mortgage Finance Corp.,
               Mortgage Pass-Through Certificates, Series
               199 -  , Class (  )
               ----------------------------------------------

Dear Sirs::

          In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Class ( ) Certificate, we have no knowledge the Transferee is not a Permitted Transferee.

                                   Very truly yours,


                                   ___________________________
                                   (Transferor)

                                   By: __________________________
                                       Name:
                                       Title:

                                      F-2-1

                                  EXHIBIT G


                            MORTGAGE LOAN SCHEDULE

                                  EXHIBIT H

             SCHEDULE OF SERVICING AGREEMENTS AS OF DELIVERY DATE


1. Servicing Agreement dated as of April 30, 1996, among Morgan Guaranty Trust Company of New York, as initial related owner, Banc One Management and Consulting Corporation, as master servicer, and GMAC Commercial Mortgage Corporation, as primary servicer and special servicer, as amended.

2. Second Amended and Restated Servicing Agreement dated as of February 1, 1996, among Morgan Guaranty Trust Company of New York, as initial related owner, and Banc One Management and Consulting Corporation, as master servicer, primary servicer and special servicer, as amended.

3.     First Amended and Restated Servicing Agreement dated as of February
1, 1996, among      Morgan Guaranty Trust Company of New York, as initial
related owner, Banc One  Management and Consulting Corporation, as master
servicer, and AMRESCO Capital      Corporation, as primary servicer and
special servicer, as amended.

                                  EXHIBIT I

                             LOAN SALE AGREEMENT
                                      I-1
Y
                                  EXHIBIT J

                            FORM OF ACKNOWLEDGMENT


     The undersigned hereby acknowledges that U.S. securities laws may impose certain restrictions on the use of the information provided to it pursuant to the Pooling and Servicing Agreement dated as of June 1, 1996 by and among J.P. Morgan Commercial Mortgage Finance Corp., as depositor, Banc One Management and Consulting Corporation, as master servicer and special servicer, and State Street Bank and Trust Company, as trustee.

                                   ____________________________


                                   By:_________________________
                                      Name:
                                      Title:

                                  EXHIBIT K

                     FORM OF REPORT TO CERTIFICATEHOLDERS


                                      K-1